SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): January 29, 1998
                               World Access, Inc.
             (Exact name of registrant as specified in its charter)



Delaware
(State                        0-19998                           65-0044209
or other             (Commission File Number)                 (IRS Employer
jurisdiction of                                              Identification
incorporation)                                                   Number)


        945 E. Paces Ferry Road,
      Suite 2240, Atlanta, Georgia                                30326
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code: (404) 231-2025

Item 2.  Acquisition or Disposition of Assets

         On January 29, 1998, World Access, Inc. ("World Access"), a Delaware corporation, consummated the merger (the "Merger") of Advanced TechCom, Inc. ("ATI"), a Delaware corporation, with and into Cellular Infrastructure Supply, Inc., a Delaware corporation and a wholly-owned subsidiary of World Access ("CIS"), pursuant to that certain Agreement and Plan of Merger dated as of December 24, 1997 by and between World Access, ATI, CIS and Ernest H. Lin (the "Merger Agreement").

         Pursuant to the Merger Agreement, (i) the issued and outstanding shares of ATI's Series A Convertible Preferred Stock, $.10 par value per share (the "Preferred Stock"), were converted into the right to receive (the "Merger Stock Consideration") an aggregate of 418,100 restricted shares of the common stock, $.01 par value per share, of World Access (the "World Access Common Stock");
(ii) holders of the issued and outstanding shares of common stock, $.10 par value per share, of ATI (the "ATI Common Stock") were given a choice to (a) convert their ATI Common Stock into Preferred Stock on a one-for-one basis and thereupon receive the Merger Stock Consideration to the same extent as holders of the Preferred Stock or (b) receive $.01 in cash for each share of ATI Common Stock not converted (the "Common Stock Consideration"); and (iii), except for Dr. Lin, who will receive cash and shares of World Access Common Stock in exchange for his options to purchase ATI Common Stock ("ATI Options"), each holder of ATI Options that were vested as of December 31, 1997 will be paid in cash the difference, if any, between $1.00 and the exercise price of such ATI Option multiplied by the number of shares of ATI Common Stock subject to such ATI Option (the "Option Consideration," and together with the Merger Stock Consideration and the Common Stock Consideration, the "Merger Consideration"). In connection with the Merger, Dr. Lin entered into an employment agreement with CIS, a copy of which is filed herewith as Exhibit 10.1.

         In  addition,   the  persons  entitled  to  receive  the  Merger  Stock
Consideration will be entitled to receive up to an aggregate of 209,050 additional restricted shares of World Access Common Stock payable in installments upon the achievement by the ATI Division of CIS of certain profitability levels during 1998 and 1999(the "Contingent Stock Consideration"). Pursuant to the Merger Agreement and that certain Escrow Agreement (the "Escrow Agreement") entered into at the closing of the Merger, the Contingent Stock Consideration will be issued and held in escrow pending its release.

         The description contained herein of the Merger Agreement and the Escrow Agreement is qualified in its entirety by reference to the Merger Agreement and the Escrow Agreement, which are filed herewith as Exhibits 2.1 and 10.2.

         The Merger Consideration and the Contingent Stock Consideration were determined as a result of negotiations between World Access and ATI and the Merger was approved by the boards of directors of World Access, CIS and ATI and the stockholders of ATI. Prior to the Merger, neither World Access nor any of its affiliates, directors or officers, nor any associate of any such director or officer, had any relationship with ATI or Dr. Lin, except that World Access purchased approximately $150,000 of equipment from ATI in 1997 in the ordinary course of business.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Business Acquired. Included in this Report are the consolidated financial statements of ATI for the years ended December 31, 1996 and 1995. Such financial statements have been audited by the independent accounting firm of Deloitte & Touche, LLP, whose opinion thereon is also included herein.

                      Advanced TechCom,Inc. and Subsidiary
                   Consolidated Financial Statements for the
                     Years Ended December 31, 1996 and 1995
                        and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors of
  Advanced TechCom, Inc.
Wilmington, Massachusetts

We have audited the accompanying consolidated balance sheets of Advanced TechCom, Inc. and Subsidiary (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Advanced TechCom, Inc. and Subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, subsequent to year end the Company entered into an agreement to subcontract certain of its manufacturing, raised additional equity, and received a commitment for additional financing.

/s/ Deloitte & Touche LLP

February 26, 1997
(October 15, 1997 as to Notes 2 and 13,
 and the last paragraph of Note 5)

ADVANCED TECHCOM, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996 AND 1995




ASSETS                                              1996              1995
                                               ------------       ------------
CURRENT ASSETS
  Cash                                         $    306,443       $    271,458
  Accounts Receivable                             3,588,097          2,777,070
  Inventory                                       5,843,716          7,203,140
  Prepaid expenses and other                        147,605            141,886
  Deferred income taxes                               ---              104,456
                                               ------------       ------------
    Total current assets                          9,885,861         10,498,010

PROPERTY AND EQUIPMENT-Net                        1,006,124          1,020,113
                                               ------------       ------------
TOTAL ASSETS                                   $ 10,891,985       $ 11,518,123
                                               ============       ============


LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:

  Notes Payable                                $  1,690,000       $  4,023,000
  Current portion of long-term debt                 356,598            316,290
  Accounts Payable                                2,630,770          1,681,619
  Accrued Salaries and commissions                  545,252            662,387
  Accrued Expenses                                  734,101            517,393
  Customer deposits                                 389,439            685,885
                                               ------------       ------------
    Total current liabilities                     6,346,160          7,886,574
                                               ------------       ------------
LONG TERM DEBT-Net of current portion               421,503            650,509
                                               ------------       ------------
STOCKHOLDERS EQUITY:

  Preferred stock, $.10 per share par
    value-20,000,000 shares authorized;
    issued and outstanding-10,097,103
    shares in 1996                                1,009,710             ---
  Common stock, $.10 per share par value
    -25,000,000 shares authorized; issued
    and outstanding-343,989 and 8,032,248
    shares in 1996 and 1995, respectively            34,399            803,223
  Additional paid-in capital                     10,107,727          3,167,580
  Accumulated deficit                            (6,730,514)          (572,763)
                                               ------------       ------------
  Less:
    Stock subscription value                       (273,000)          (357,000)
    Deferred compensation                           (24,000)           (60,000)
                                               ------------       ------------
      Total stockholders' equity                  4,124,322          2,981,040
                                               ------------       ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $ 10,891,985       $ 11,518,123
                                               ============       ============


See notes to consolidated financial statements.

ADVANCED TECHCOM, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
DECEMBER 31, 1996 AND 1995



                                                   1996               1995
                                               ------------       ------------

NET SALES                                      $ 15,713,507       $ 18,297,699

COST OF GOODS SOLD                               11,993,587         10,698,605
                                               ------------       ------------
GROSS PROFIT                                      3,719,920          7,599,094

OPERATING EXPENSES:
Research and development                          4,785,393          3,350,540
Selling, general and administrative               4,606,697          3,866,043
                                               ------------       ------------
Total operating expenses                          9,392,090          7,216,583
                                               ------------       ------------
(LOSS) INCOME FROM OPERATIONS                    (5,672,170)           382,511

OTHER INCOME (EXPENSE)
Interest, net                                      (339,527)          (324,175)
Other                                               (98,598)           (12,946)
                                               ------------       ------------
(LOSS) INCOME BEFORE INCOME TAXES                (6,110,295)            45,390

PROVISION FOR INCOME TAXES                           47,456              ---

NET (LOSS) INCOME                              $ (6,157,751)      $     45,390
                                               ============       ============



See notes to consolidated financial statements.

ADVANCED TECHCOM, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
DECEMBER 31, 1996 AND 1995
                                                       $.10 Par Value
                     No Par         $.10 Par Value        Preferred        Additional                 Stock
                  Common Stock       Common Stock           Stock          Paid-in      Accumulated  Subscription  Deferred
               ------------------  -----------------  ------------------   Capital        Deficit     Receivable     Comp.   Total
               Shares     Amount   Shares    Amount   Shares      Amount
BALANCE JANUARY
  1, 1995    6,706,479 $2,045,803   ---    $  ---      ---   $     ---   $    ---     $   (404,542) $   ---     $  ---   $1,641,261
Exercise of
  stock
  options      525,000    350,000   ---       ---      ---         ---        ---          ---       (350,000)     ---      ---
Issuance of
  stock          3,750      ---     ---       ---      ---         ---        ---          ---          ---        ---      ---
Exchange of no
  par common
  stock for
  $.10 par
  value
  common
  stock     (7,235,229)(2,395,803)7,235,229  723,522   ---         ---    1,672,281        ---          ---        ---      ---
Sale of common
  stock         ---         ---    750,000   75,000    ---         ---    1,425,000        ---          ---        ---    1,500,000
Stock issued
  for services  ---         ---     47,019    4,701    ---         ---       70,299        ---          ---     (60,000)     15,000
Accrued interest
  on stock
  subscription  ---         ---      ---      ---      ---         ---        ---          ---         (7,000)     ---       (7,000)
Dividends
  paid          ---         ---      ---      ---      ---         ---        ---         (213,611)     ---        ---     (213,611)
Net income      ---         ---      ---      ---      ---         ---        ---           45,390      ---        ---       45,390

             ---------- ---------- ------- -------- ----------- ---------- ----------- -----------  ---------  --------  ----------
BALANCE DECEMBER                 8,032,248  803,223    ---         ---     3,167,580      (572,763)  (357,000)  (60,000)  2,981,040
  31, 1995
Exercise of
  stock
  options       ---         ---    262,500   26,250    ---         ---       148,750       ---          ---        ---      175,000
Sale of common
  stock         ---         ---    953,430   95,344    ---         ---     3,082,756       ---          ---        ---    3,178,100
Stock issued for
  services      ---         ---     73,014    7,302    ---         ---        87,631       ---          ---      36,000     130,933
Exchange of $.10
  par value common
  stock for $.10
  par value Series
  A preferred
  stock         ---         --- (8,977,203)(897,720) 8,977,203    897,720     ---          ---          ---        ---      ---
Sale of Series
  A preferred
  stock         ---         ---      ---      ---    1,119,900    111,990  3,621,010       ---          ---        ---    3,733,000
Receipt of
  stock
  subscription  ---         ---      ---      ---      ---         ---        ---          ---         77,000      ---       77,000
Accrued interest
  on stock
  subscription  ---         ---      ---      ---      ---         ---        ---          ---        (24,582)     ---      (24,582)
Forgiveness of
  interest on
  stock
  subscription
  loan          ---         ---      ---      ---      ---         ---        ---          ---         31,582      ---       31,582
Net loss        ---         ---      ---      ---      ---         ---        ---       (6,157,751)     ---        ---   (6,157,751)
             ---------- ---------- ------- -------- ----------- ---------- ----------- -----------  ---------  --------  ----------
BALANCE DECEMBER
  31, 1996      ---        ---     343,989 $ 34,399 $10,097,103 $1,009,710 $10,107,727 $(6,730,514) $(273,000) $(24,000) $4,124,322
             ========== ========== ======= ======== =========== ========== =========== ===========  =========  ========  ==========

See notes to consolidated financial statements.

ADVANCED TECHCOM, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
DECEMBER 31, 1996 AND 1995


CASH FLOWS FROM OPERATING ACTIVITIES                  1996           1995
                                                 --------------  --------------
Net (loss) income                                $   (6,157,751) $       45,390
Adjustments to reconcile net (loss)
  income to net cash used in
  operating activities:
Depreciation and amortization                           600,413         424,334
Deferred income taxes                                   104,456        (104,456)
Other                                                   137,933          20,946
Change in assets and liabilities:
Accounts receivable                                    (811,027)        498,280
Inventory                                             1,359,424      (3,975,477)
Prepaid expenses and other                               (5,719)        (94,815)
Accounts payable                                        949,151          50,059
Accrued expenses                                         99,573         578,183
Customer deposits                                      (296,446)        209,289
                                                 --------------  --------------
Net cash used in operating activities                (4,019,993)     (2,348,267)
                                                 --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES-
  Purchases of property and equipment                  (418,379)       (920,358)
                                                 --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (payments) under
  line of credit                                     (2,528,000)      1,809,000
Proceeds from notes payable                             195,000         750,000
Principal payments on long-term
  notes payable                                        (281,659)       (269,036)
Principal payments on capital leases                    (75,084)        (38,039)
Proceeds from exercise of stock
  option plans                                          175,000           ---
Proceeds from sale of stock                           6,911,100       1,500,000
Proceeds from payment of stock
  subscription receivable                                77,000           ---
Dividends paid                                            ---          (213,611)
                                                 --------------  --------------
Net cash provided by financing activities             4,473,357       3,538,314

NET INCREASE IN CASH                                     34,985         269,689

CASH, BEGINNING OF YEAR                                 271,458           1,769
                                                 --------------  --------------
CASH, END OF YEAR                                $      306,443  $      271,458
                                                 ==============  ==============
SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION:
Cash paid for interest                           $      336,906  $      324,316
                                                 ==============  ==============
Cash paid (refunded) for income taxes            $      (90,116) $      174,456
                                                 ==============  ==============
SUPPLEMENTAL NONCASH FINANCING
  AND INVESTING ACTIVITY:
Capital lease obligations                        $      168,045  $        ---
                                                 ==============  ==============
Stock issued for notes receivable                $        ---    $      350,000
                                                 ==============  ==============
Increase in notes receivable
  for accrued interest                           $       24,582  $        7,000
                                                 ==============  ==============


See notes to consolidated financial statements.

ADVANCED TECHCOM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1995



1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Business - Advanced TechCom, Inc. and Subsidiary (the "Company") designs, develops and manufactures a series of high-performance digital microwave/millimeter wave radio equipment, operating in frequencies of 1.5 GHZ to 38 GHZ utilized in the telecommunications industry.

      Principles of Consolidation - The accompanying consolidated financial statements include the accounts of the Company and its wholly owned foreign sales corporation, Advanced TechCom (Barbados), Inc. All material intercompany transactions and balances have been eliminated.

      Stock Split - In November 1996, the Board of Directors declared a three-for-one split of the Company's common and preferred stock effected in the form of stock dividends. Shares will be distributed to all stockholders of record. All share and per share data have been adjusted to reflect the split.

      Revenue Recognition - The Company  recognizes  revenue  from  the sales of
      products  when  the  products  are  shipped.   Sales to overseas customers
      generally require letters of credit before the products are shipped.

      Allowance for Doubtful Accounts - An allowance for doubtful accounts is provided when accounts are considered uncollectible. No such allowances were considered necessary at December 31, 1996 and 1995.

      Inventory - Inventory is stated at the lower of cost (first-in, first-out method) or market.

      Property and Equipment - Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Estimated useful lives of assets are as follows:

         Machinery and equipment and other        3-5 years
         Furniture and fixtures                   3-7 years
         Leasehold improvements                   Shorter of lease term
                                                    or useful life

      Financial Instruments - The carrying values of cash, accounts receivable, accounts payable, borrowings under the Company's credit line and debt approximate fair value due to the short-term nature of these instruments.

      Income Taxes - The Company is taxed as a C Corporation. Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

      Research and Development - Research and development costs are expensed when incurred.

      Warranty Reserve - The Company sells the majority of its products with a two-year repair or replacement warranty. The accompanying consolidated financial statements for 1996 and 1995 include an accrual of approximately $403,000 and $150,000, respectively, for estimated warranty claims based on the Company's experience of actual claims and anticipated future claims.

      Employee Stock-Based Compensation - The Company uses the intrinsic value-based method of Accounting Principles Board Opinion ("APB") No. 25. as allowed under Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation," to account for all of its employee stock-based compensation plans.

      Customers and Concentration of Credit Risk - The Company's products are sold both directly to customers and through distributors. The Company's customers consist of domestic and international wireless and cellular companies, telephone companies, utilities and government and educational institutions. Approximately 93% of the Company's net sales are derived from international customers. A major international systems integrator, who resells worldwide, accounted for approximately 20% of the Company's 1996 net sales and approximately 54% of the accounts receivable balance at December 31, 1996. A second customer accounted for approximately 14% of the accounts receivable balance at December 31, 1996.

      Use of Estimates - The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosure of certain assets and liabilities at the balance sheet date. Actual results may differ from such estimates.

      Reclassifications - Certain amounts in the 1995 financial statements have been reclassified to conform with the 1996 presentation.

      Adoption of New Accounting Pronouncements - Effective January 1, 1996, the Company adopted, prospectively, SFAS No. 121, "Accounting for Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of." SFAS No. 121 requires that long-lived assets be reviewed for impairment whenever circumstances indicate that the carrying value of an asset may not be recoverable. The adoption of SFAS No. 121 did not have a significant effect on the Company's consolidated financial position or results of operations for the year ended December 31, 1996.

      Effective January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." As permitted by SFAS No. 123 the Company has continued to account for its stock-based transactions to employees in accordance with APB No. 25, "Accounting for Stock Issued to Employees." As required by SFAS No. 123 for stock option grants to nonemployees, the Company follows the provisions of SFAS No. 123, calculates compensation expense using a fair value based method and amortizes compensation expense over the vesting period. During the year ended December 31, 1996, the Company did not grant any options to purchase shares of common stock to nonemployees.

2.    FUNDING OF OPERATIONS

      As shown in the consolidated financial statements, for the year ended December 31, 1996, the Company incurred a net loss of $6,157,751 and had negative cash flow from operations of $4,019,993. The Company's 1996 loss and working capital needs were principally funded by proceeds from various private placement equity offerings completed throughout the year.

      Since December 31, 1996, the Company has continued to incur losses. However, it has negotiated a line of credit for borrowings of up to $2.5 million and raised approximately $3.0 million through the issuance of preferred stock. Moreover, the Company has entered into a joint venture agreement to subcontract the manufacturing of certain of its products and, upon the successful refinancing of the Company's existing bank line of credit or financing with a new bank, the agreement will also provide up to $2.0 million of additional financing. On October 15, 1997, the Company received a commitment letter for bank financing of $750,000. The Company is also now selling its compact product line in the 38 GHZ and 23 GHZ frequencies, thus improving its existing product line offerings and plans to raise additional equity financing in 1997. Management believes these factors will provide sufficient working capital for the remainder of 1997 and into 1998.

3.    INVENTORY

      Inventory consisted of the following at December 31:

                                          1996            1995
                                       ----------      ----------
          Raw materials                $4,685,490      $5,841,531
          Work in process                 845,613       1,170,597
          Finished goods                  312,613         191,012
                                       ----------      ----------
          Total                        $5,843,716      $7,203,140
                                       ==========      ==========


4.    PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following at December 31:

                                          1996            1995
                                       ----------      ----------
           Machinery and equipment
             and other                 $1,322,067      $  927,700
          Office furniture and
             equipment                    836,117         644,060
                                       ----------      ----------
                                        2,158,184       1,571,760
          Less Accumulated
             Depreciation              (1,152,060)       (551,647)
                                       ----------      ----------
          Property and equipment,net   $1,006,124      $1,020,113
                                       ==========      ==========

      At December 31, 1996, the capitalized cost of property and equipment under capital leases was $251,416 and related accumulated depreciation was $104,831.

      Property and equipment under capital leases and related accumulated depreciation for the year ended December 31, 1995 was not material.

5.    NOTES PAYABLE

      Notes payable consisted of the following at December 31:

                                                        1996            1995
                                                     ----------      ----------

        Revolving bank line of credit                $1,245,000      $3,773,000

        Note payable-stockholder, due on
          demand, interest payable monthly
          at 12%                                        195,000         ---

        Note payable-to a community
          development finance corporation
          with interest payable monthly at
          a rate of 10%, collateralized by
          a second lien on substantially
          all of the Company's assets, and
          personally guaranteed by the
          principal stockholder of the
          Company                                       125,000         125,000

        Note payable-to a community
          development organization
          with interest payable monthly at
          a rate of 10%, collateralized by
          a second lien on substantially
          all of the Company's assets, and
          personally guaranteed by the
          principal stockholder of the
          Company                                       125,000         125,000
                                                     ----------      ----------
                                                     $1,690,000      $4,023,000
                                                     ==========      ==========




      The Company had a revolving bank line-of-credit agreement which expired in May 1996. Since the expiration of the agreement, borrowings under the line were based on eligible accounts receivable and inventory up to a maximum of $1,245,000. At December 31, 1996, the Company had outstanding bank letters of credit totaling $172,657, of which $32,657 reduces borrowing availability under the line of credit. The line is payable on demand and bears interest at the bank's prime rate plus 1/2% (8.75% at December 31, 1996). The line is collateralized by substantially all of the Company's assets and is personally guaranteed by the principal stockholder of the Company. The agreement contains certain covenants which, among other things, require minimum levels of consolidated tangible net worth, the maintenance of certain financial ratios, and a minimum collateral base of inventory and accounts receivable. At December 31, 1996, the Company was not in compliance with certain provisions of the loan agreement related to the minimum debt coverage ratio requirement.

      On March 13, 1997, the Company's bank line-of-credit agreement was amended. The amended agreement provides for available borrowings under the line based on eligible accounts receivable up to a maximum of $2,500,000, reduced by outstanding letters of credit issued by the Company. The line is payable on demand and bears interest at the bank's prime lending rate plus 1/2%. The line is collateralized by substantially all of the Company's assets and is personally guaranteed by the principal stockholder of the Company. The agreement contains certain covenants which, among other things, require minimum levels of consolidated tangible net worth, the maintenance of certain financial ratios, and a minimum collateral base of inventory and accounts receivable. As of October 15, 1997, approximately $2,200,000 was outstanding under the line and the Company was in default on certain covenant requirements. The Company is currently discussing refinancing of the line (see Note 2).

6.    LONG-TERM DEBT

      Long-term debt consisted of the following at December 31:


                                                        1996            1995
                                                     ----------      ----------

      Note payable-bank-payable in monthly
      installments through January 1998 with
      interest at prime plus 1/2% (8.75% at
      December 31, 1996) the note is
      collateralized by a second lien on
      substantially all Company assets               $ 106,528       $ 204,855

      Note payable-finance company-payable
      in monthly installments through July
      1997 with interest computed at rates
      ranging from 10.24%-10.37%;
      collateralized by certain equipment              143,795          50,834

      Note payable-bank-payable in
      installments through October 1998
      with interest computed at prime plus
      1/2% (8.75% at December 31, 1996);
      collateralized by a second lien on
      substantially all Company assets                 152,778         236,111

      Note payable-to a business development
      corporation-payable in installments
      through August 2000 with interest
      computed at prime plus 2 1/4% (10.5%
      at December 31, 1996); collateralized
      by a second lien on substantially all
      Company assets and personally
      guaranteed by the principal stockholder          375,000         474,999
                                                     ----------      ----------
                                                       778,101         966,799

      Less current portion                            (356,598)       (316,290)
                                                     ----------      ----------
      Long-term debt                                 $ 421,503       $ 650,509
                                                     ==========      ==========

      Maturities on long-term debt as of December 31, 1996 are as follows:

        Year Ending December 31

          1997        $356,598
          1998         227,082
          1999         119,421
          2000          75,000
                      --------
                      $778,101
                      ========


7.    INCOME TAXES

      The components of the Company's provision for income taxes as are as follows:

                                                         1996          1995
                                                      ----------    ----------
        Currently payable taxes before application
          of credits and benefit of Foreign Sales
          Corporation
               Federal                                $   ---       $ 151,460
               State                                     18,746        65,320
               State Manufacturing investment and
                 research and development credits       (18,746)      (65,320)
               Federal research and development
                 credits                                  ---         (42,004)
               Benefit of Foreign Sales Corporation       ---          (5,000)
               Federal benefit of net operating
                 loss carryback                         (57,000)        ---
                                                      -----------   ----------
        Net currently payable (refundable) tax          (57,000)      104,456

        Deferred tax expense                            104,456      (104,456)
                                                      -----------   ----------
        Total                                         $  47,456     $   ---
                                                      ===========   ==========


      A reconciliation between reported income tax expense and the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes is as follows:

                                                          1996         1995
                                                      -----------   -----------
     Taxes at statutory federal rates                 $(2,066,762)  $    15,433
     1996 taxable loss for which no tax
          asset was recorded                            2,066,762        ---
     State taxes, net of federal tax benefit             (299,858)       ---
     Federal and state tax credit carryforwards          (368,090)     (129,081)
     Federal tax credit utilized                            ---         (42,004)
     Valuation allowance for deferred tax assets          596,236        ---
     Change in valuation allowance                        104,456       175,447
     Other                                                 14,712       (19,795)
                                                      -----------   -----------
     Net tax expense                                  $    47,456   $    ---
                                                      ===========   ===========

      The Company's deferred taxes at December 31 were as follows:


                                                          1996         1995
                                                      -----------   -----------
     State research and development credits           $   387,981   $   203,127
     Federal research and development credits             202,104        40,705
     State investment tax credits                          21,837         ---
     Inventory                                            247,661        70,285
     Warranty                                             162,229        60,405
     Accruals                                             156,303       133,024
     Other                                                  ---           1,991
     Depreciation                                          45,595         ---
     Tax benefit from exercise of stock options           120,810         ---
     Operating loss carryforwards                       1,925,881         ---
                                                      -----------   -----------
                                                        3,270,401       509,537
     Valuation Allowance                               (3,270,401)     (405,081)
                                                      -----------   -----------
     Net deferred taxes                               $     ---     $   104,456
                                                      ===========   ===========


      Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods and future tax benefits of federal and state tax credits. At December 31, 1995, deferred tax assets totaling $509,537, with a related valuation allowance of $405,081, or net deferred tax assets of $104,456, were recorded based upon management's assessment at that time that taxable income would more likely than not be sufficient to utilize fully the net deferred tax asset. At December 31, 1996, based on operating results and management's reassessment of future taxable income, the Company established a valuation allowance to reduce the carrying value of net deferred tax assets to zero.

      At December 31, 1996, the Company had available unused federal research and development credits of approximately $202,000 which expire in the years 2010 and 2011, state research and development credits of approximately $388,000, of which approximately $7,300 are unlimited and the remainder expire at various dates beginning in 2006 through 2011 and an investment tax credit of $21,837. Net operating loss carryforwards totaled approximately $5,080,000 at December 31, 1996.

8.    STOCKHOLDERS' EQUITY

      On November 7, 1996, the Company amended the Company's Certificate of Incorporation to increase the authorized preferred stock to 20,000,000 shares with par value of $.10 per share; 15,000,000 shares designated as Series A convertible preferred stock ("Series A preferred stock") and 5,000,000 shares as undesignated preferred stock (see "Stock Split" in Note 1).

      The preferred stock has voting rights similar to common stock and equal to the number of whole shares of common into which the preferred is convertible. The preferred stock also has preference on liquidation over common stock and on the payment of dividends. The Series A preferred stock shall be convertible, without the payment of any additional consideration by the holder, at any time at the option of the holder, at a conversion rate, subject to adjustment, of one share of common for each share of preferred. Each share of Series A preferred stock shall automatically be converted into common stock at the then effective applicable conversion rate upon the closing of a public offering with gross proceeds of not less than $15 million or upon the affirmative vote of the majority of the preferred stockholders.

      Concurrent with the increase in the number of authorized shares of preferred stock, common stockholders were granted the option of converting their shares into Series A preferred stock on a one-for-one basis.

      In addition, additional shares of Series A convertible preferred stock totaling 965,430 were issued for no additional consideration to those persons who purchased common stock in April and May 1996 at a price of $20 per share in order that their purchase price, after taking into account the stock split, be adjusted to $31/3 per share.

9.    STOCK PLANS

      Performance Share Plan - The Company had a performance share plan which was intended as an incentive to certain key employees and directors who contribute to the success of the Company's business. Under the terms of the plan, performance shares were granted to individuals at the discretion of the Company's Board of Directors (the "Board"), subject to various vesting schedules. Performance shares exercised during 1995 totaled 6,980. Shares forfeited under the plan totaled 17,809 for 1995.

      In August 1995,  the Board voted to terminate the  performance  share plan and authorized the Company's president, in consultation with the Compensation Committee, to offer stock options in exchange for performance shares held by the holders thereof.

      Stock Options - During 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan"). The 1995 Plan initially permitted the grant of options to purchase up to 1,200,000 shares of the Company's common stock at a price at least equal to the fair market value of the stock, determined by the Board, on the date of grant for incentive stock options and at prices determined by the Board in its sole discretion for nonqualified options. On September 6, 1996, the Board and stockholders approved an increase in the shares available for grants to 1,650,000.

      During the fourth quarter of 1996, the Company repriced all options to reflect the then fair market value of the Company's common stock. The repricing provided each option holder the right to exchange their existing stock options for new incentive stock options (the "new options") to purchase an identical number of shares of common stock at an exercise price of $.26 per share. The new options vest according to the original vesting schedule but with a six-month delay, or in 16 equal quarterly installments beginning three months before the original vesting date. The options are exercisable for 10 years from the original date of grant.

      At December 31, 1996, there were 828,137 options available for grant under the 1995 Plan. Prior to the adoption of the 1995 Plan, the Company issued stock options to certain individuals which were exercisable on varying dates at prices ranging from $.67 to $2.57 per share.

      Stock Exchanged for Services - During 1995, the Company issued 47,019 shares of common stock in exchange for current and future services. Of the 47,019 shares issued, 36,000 were issued to a director for services to be provided through 1997. The right to the 36,000 shares is subject to a two-year vesting schedule through 1997. The value of the services provided amounting to $15,000 and $36,000 for 1996 and 1995, respectively, has been charged to operations. During 1996, an additional 73,014 shares of common stock were issued in exchange for current services. The value of the shares totaling $94,933 was expensed in 1996.

      A summary of all stock option activity for the years ended December 31, 1996 and 1995 is as follows:

                                                                     Exercise
                                                                       Price
                                                       Shares        Per Share
                                                     -----------    -----------
          Outstanding at January 1, 1995               943,500      $0.67-$2.57

          Options granted in exchange for
             performance shares                        175,476         $2.00
          Options granted                              454,458      $.33-$2.20
          Options terminated                          (159,000)     $2.00-$2.57
          Options exercised                           (525,000)        $0.67
                                                     -----------
          Outstanding at December 31, 1995             889,434      $0.33-$2.20

          Options granted                              298,803      $0.26-$2.20
          Options terminated                          (103,876)     $0.33-$2.20
          Options exercised                           (262,500)        $0.67
          Options cancelled upon exchange             (865,161)     $0.67-$2.57
          Options issued upon exchange                 865,161         $0.26
                                                     -----------
          Outstanding at December 31, 1996             821,861         $0.26
                                                     ===========    ===========

          Options exercisable at December 31, 1995     650,568      $0.33-$2.20
                                                     ===========    ===========

          Options exercisable at December 31, 1996     448,377         $0.26
                                                     ===========    ===========

          The weighted average grant date fair value for options granted in 1996 and 1995 was $.31 and $.67, respectively.

      Stock Exchanged for Services (Continued) - During 1995, the Company's principal stockholder exercised options to purchase 525,000 shares of common stock by issuing a note to the Company in the amount of $350,000 (the "Note"). The Note is due on August 24, 2000 and bears interest, payable annually, at 8% per annum commencing August 24, 1996. Accrued interest on the Note as of December 31, 1996 totaling $31,582 has been forgiven.

      The following table sets forth information regarding stock options outstanding at December 31, 1996 under the Stock Option Plans as described above:

                                                                       Weighted
                                                                       Average
                                Weighted    Weighted                   Exercise
   Number of                    Average     Average       Number       Price for
    Options       Range of      Exercise   Remaining     Currently     Currently
  Outstanding  Exercise Price    Price       Life       Exercisable  Exercisable
  -----------  --------------   --------   ---------    -----------  -----------
    821,861        $0.26         $0.26     7.6 years      448,377       $0.26



      Pro Forma Disclosures - As described in Note 1, the Company applies the intrinsic value method of APB No. 25 and related Interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the Company's net loss for the years ended December 31, 1996 and 1995 would have been $6,260,157 and $25,215, respectively.

      For purposes of the pro forma disclosures, the fair value of the options granted under the Company's stock option plans during 1996 and 1995 was estimated on the date of grant using the Black-Scholes option pricing model. Key assumptions used to apply this pricing model are as follows:


                                                1996             1995
                                              --------        ---------
        Risk-free interest rate                 6.50%           6.50%
        Expected life of option grants         5 years        4.9 years

      The pro forma disclosures, as required by SFAS No. 123, only include the effects of options granted in 1996 and 1995.

10.   EMPLOYEE BENEFIT PLAN

      In 1994,the Company established a 401(k) retirement plan for substantially all employees. Employees eligible to participate in the plan must be age
      21.  The Company does not contribute to the plan.

11.   LEASES

      The Company leases its present facilities in Wilmington, Massachusetts, under a five-year lease expiring in November 2000. Future minimum lease payments under noncancelable operating leases with initial or remaining terms of one year or more consist of the following at December 31, 1996:

        Year Ending                  Amount
                                   ----------
          1997                     $  320,000
          1998                        351,996
          1999                        368,000
          2000                        384,000
                                   ----------
          Total                    $1,423,996
                                   ==========

      The Company is also responsible for real estate taxes and other operating expenses associated with the property lease. Rent expense under all operating leases for the years ended December 31, 1996 and 1995 was approximately $586,000 and $246,000, respectively.

12.   RELATED-PARTY TRANSACTIONS

      The Company purchases computers and other networking equipment from a computer distributor whose principal shareholder is a director of the Company. Purchases of equipment totaled $77,758 and $186,163 for 1996 and 1995, respectively. As of December 31, 1996, there are no amounts payable to the distributor.

      Interest expense on the note payable to stockholder (see Note 5) was $8,112 for the year ended December 31, 1996.

13.   SUBSEQUENT EVENT

      Subsequent to year end, the Company was named as a defendant in a suit filed by a successor to a former vendor. The vendor claims it is owed $1,000,000 from the Company and has asserted breach of contract and other claims. The Company's recorded liability at December 31, 1996 was approximately $450,000. The Company and the vendor have agreed to stay the litigation while they engage in settlement negotiations. The ultimate outcome of this claim cannot be predicted, however, management estimates that the Company's possible loss that may be incurred will not exceed the amounts recorded.


14.   EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT
      AUDITORS' REPORT

      As discussed in notes 2 and 5, as of October 15, 1997 the Company had approximately $2,200,000 outstanding and was in default on certain covenant requirements under its bank line of credit. Moreover, the Company was discussing the refinancing of this line in connection with a joint venture agreement entered into to subcontract the manufacturing of certain of its products and had received a commitment letter for bank financing of $750,000. The commitment letter expired on December 15, 1997 and on December 29, 1997 the Company signed a definitive agreement to be acquired by World Access, Inc. In connection with the aquisition the Company also entered into an agreement to terminate the joint venture agreement referred to above. In December 1997, World Access paid the Company's outstanding bank debt and began funding its operations. The acquisition of the Company, by World Access, was consummated on January 29, 1998.

         (b) Pro Forma Financial Information. The acquisition of ATI has been accounted for using the purchase method of accounting. In connection with such acquisition, World Access recorded a charge of approximately $4.0 million, representing the portion of the purchase price for ATI allocated to in-process research and development. The following unaudited pro forma consolidated balance sheet as of September 30, 1997 reflects the acquisition of ATI as if it had been completed on September 30, 1997. The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 reflect the acquisition of ATI as if it had been completed as of January 1, 1996.

         The pro forma data does not purport to be indicative of the results which would actually have been reported if the acquisition had occurred on such dates or which may be reported in the future. The pro forma data should be read in conjunction with the historical consolidated financial statements of the Company, the historical consolidated financial statements of ATI and the related notes thereto.

World Access, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
September 30, 1997

                                       ----------Historical----------           Pro Forma               Pro Forma
                                       World Access            ATI             Adjustments               Combined
                                                                     (In thousands)
                                       ----------          ----------          ----------              -----------
ASSETS
Current Assets
  Cash and equivalents                 $   15,807          $      187          $     (298)(A)          $    15,696
  Accounts receivable                      22,446               1,887                 (75)(A)               24,258
  Inventories                              18,899               7,057              (2,050)(A)               23,906
  Other current assets                      7,050                  82                ---                     7,132
                                       ----------          ----------          ----------              -----------
    Total Current Assets                   64,202               9,213              (2,423)                  70,992
Property and equipment                      4,287               1,066                ---                     5,353
Intangible assets                          29,370                ---                1,320 (A)               30,690
Technology licenses                           904                ---                 ---                       904
Debt issuance costs                           641                ---                 ---                       641
Other assets                                2,035                  10               3,325 (A)                5,370
                                       ----------          ----------          ----------              -----------
    Total  Assets                      $  101,439          $   10,289          $    2,222              $   113,950
                                       ==========          ==========          ==========              ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt                      $       66          $    3,097          $     ---               $     3,163
  Accounts payable                          6,902               2,931                ---                     9,833
  Accrued payroll and benefits              3,073                ---                 ---                     3,073
  CIS purchase price payable                3,500                ---                 ---                     3,500
  Other accrued liabilities                 1,550               2,175                 200 (A)                3,925
                                       ----------          ----------          ----------              -----------
    Total Current Liabilities              15,091               8,203                 200                   23,494
Long-term debt                                301                 340                ---                       641
                                       ----------          ----------          ----------              -----------
    Total Liabilities                      15,392               8,543                 200                   24,135
                                       ----------          ----------          ----------              -----------

Stockholders' Equity
  Common and preferred stock                  192               2,558              (2,558)(B)                  196
                                                                                        4 (A)
  Capital in excess of par value           81,178              11,340             (11,340)(B)               88,892
                                                                                    7,714 (A)
  Retained earnings (deficit)               4,677             (12,152)             12,152 (B)                  727
                                                                                   (3,950)(C)
                                       ----------          ----------          ----------              -----------
    Total Stockholders' Equity             86,047               1,746               2,022                   89,815
                                       ----------          ----------          ----------              -----------
    Total Liabilities and
      Stockholders' Equity             $  101,439          $   10,289          $    2,222              $   113,950
                                       ==========          ==========          ==========              ===========



Notes to Unaudited Pro Forma Consolidated Balance Sheet

(A) The Merger will be accounted for under the purchase method of accounting. In addition, in accordance with generally accepted accounting principles, the portion of the purchase price allocable to research and development projects of ATI was expensed at the consumation of the Merger on January 29, 1998. The amount of this one-time non-recurring charge was approximately $4.0 million. Since this charge was directly related to the acquisition and will not recurr, the pro forma financial statements have been prepared excluding the change. The Company has not yet determined the final allocation of the purchase price, and accordingly, the amounts shown below may differ from the amounts ultimately recorded.

The unallocated excess of purchase price over net assets acquired is determined as follows (amounts in thousands):


Purchase price:
 Cash purchase of ATI shares                       32
 Cash in lieu of fractional shares                  1
 Cash paid for options                            265
                                              -------
   Total cash                                                     298

 Restricted stock issued in
  exchange for ATI shares                       7,593
 Restricted stock  issued in
  exchange for options                            125
                                              -------
   Total restricted stock                                       7,718

 Fees and expenses related to the Merger                          200
                                                              -------
   Total purchase price                                         8,216
                                                              -------
Less:

 Historical stockholders' equity                               (1,746)
 Adjust assets and liabilities:
   Inventories                                                  2,050
   Accounts receivable                                             75
   In process R&D costs                                        (3,950)
   Deferred income taxes                                       (3,325)
                                                              -------
                                                               (6,896)
                                                              -------
Unallocated excess of purchase
 price over net assets acquired                                 1,320
                                                              =======

(B) Eliminate existing stockholders' equity.

(C) Represents retained earnings adjustment for non-recurring charge related to write-off of in-process R&D expenses acquired in the merger.



World Access, Inc. and Subsidiaries
Pro Forma Consolidated Statements of Operations
For the Nine Months Ended September 30, 1997
(Unaudited)
                                                                            Pro Forma          Pro Forma
                                      World Access           ATI           Adjustments          Combined
                                                        (In thousands except per share data)
                                       ----------        ----------        ----------          ----------
Sales of products                      $   56,099        $   10,975        $     (150)(A)      $   66,924
Service revenues                           15,622             ---               ---                15,622
                                       ----------        ----------        ----------          ----------
  Total Sales                              71,721            10,975              (150)             82,546

Cost of products sold                      33,811             8,396               (70)(A)          42,137
Cost of services                           12,832             ---               ---                12,832
                                       ----------        ----------        ----------          ----------
  Total Cost of Sales                      46,643             8,396               (70)             54,969
                                       ----------        ----------        ----------          ----------
  Gross Profit                             25,078             2,579               (80)             27,577

Engineering and development                 1,350             3,346             ---                 4,696
Selling, general and administrative         6,860             4,421             ---                11,281
Amortization of goodwill                    1,210             ---                  66 (B)           1,276
                                       ----------        ----------        ----------          ----------
  Operating Income                         15,658            (5,188)             (146)             10,324

Interest and other income                     835             ---               ---                   835
Interest and other expense                    (95)             (233)            ---                  (328)
                                       ----------        ----------        ----------          ----------
  Income Before Income Taxes               16,398            (5,421)             (146)             10,831

Income taxes                                5,986             ---              (1,870)(C)           4,116
                                       ----------        ----------        ----------          ----------
  Net Income                           $   10,412        $   (5,421)       $    1,724          $    6,715
                                       ==========        ==========        ==========          ==========


Net Income Per Common Share:           $      .55                                              $      .34 (D)
                                       ==========                                              ==========
Weighted Average Shares Outstanding:       19,076                                                  19,501 (D)
                                       ==========                                              ==========



Notes to Pro forma Consolidated Statements of Operations for the Nine Months Ended September 30, 1997

(A) Eliminate intercompany sales and related cost of sales.

(B) Amortization of unallocated excess purchase price over net assets acquired over 15 years.

(C) Adjust tax provision for the benefit of the loss incurred by ATI and pro forma adjustments.

(D) Represents fully diluted earnings per share, including shares of Company common stock issued to the shareholders of ATI.






World Access, Inc. and Subsidiaries
Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 1996
(Unaudited)
                                                                           Pro Forma           Pro Forma
                                      World Access          ATI           Adjustments           Combined
                                                        (In thousands except per share data)
                                       ----------        ----------        ----------          ----------
Sales of products                      $   34,411        $   15,713        $      (66)(A)      $   50,058
Service revenues                           16,589             ---               ---                16,589
                                       ----------        ----------        ----------          ----------
  Total Sales                              51,000            15,713               (66)             66,647

Cost of products sold                      21,485            11,994               (35)(A)          33,444
Cost of services                           14,520             ---               ---                14,520
                                       ----------        ----------        ----------          ----------
  Total Cost of Sales                      36,005            11,994               (35)             47,964
                                       ----------        ----------        ----------          ----------
  Gross Profit                             14,995             3,719               (31)             18,683

Engineering and development                   892             4,785             ---                 5,677
Selling, general and administrative         6,211             4,607             ---                10,818
Amortization of goodwill                      534             ---                  88 (B)             622
                                       ----------        ----------        ----------          ----------
  Operating Income                          7,358            (5,673)             (119)              1,566

Interest and other income                     485             ---               ---                   485
Interest and other expense                   (319)             (438)            ---                  (757)
                                       ----------        ----------        ----------          ----------
  Income Before Income Taxes                7,524            (6,111)             (199)              1,294

Income taxes                                  745                47              (642)(C)             150
                                       ----------        ----------        ----------          ----------
  Net Income                           $    6,779        $   (6,158)       $      523          $    1,444
                                       ==========        ==========        ==========          ==========


Net Income Per Common Share:           $      .46                                              $      .10 (D)
                                       ==========                                              ==========
Weighted Average Shares Outstanding:       14,424                                                  14,849 (D)
                                       ==========                                              ==========



Notes to Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 1996

(A) Eliminate intercompany sales and related cost of sales.

(B) Amortization of unallocated excess purchase price over net assets acquired over 15 years.

(C) Adjust tax provision for the benefit of the loss incurred by ATI and pro forma adjustments.

(D) Represents fully diluted earnings per share, including shares of Company common stock issued to the shareholders of ATI.



         (c) Exhibits. The following exhibits are filed herewith by direct transmission via "edgar."

         2.1 Agreement and Plan of Merger by and among World Access, Inc., Cellular Infrastructure Supply, Inc., Advanced TechCom, Inc. and Ernest H. Lin dated as of December 24, 1997.

         10.1 Employment Agreement dated as of January 29, 1998 by and among World Access, Inc., Cellular Infrastructure Supply, Inc. and Ernest H. Lin.

         10.2 Escrow Agreement dated as of January 29, 1998 by and among World Access, Inc., Cellular Infrastructure Supply, Inc., Ernest H. Lin, individually and as attorney-in-fact for the former ATI stockholders, and Cauthen & Feldman, P.A.

         10.3 Registration Rights Agreement dated as of January 29, 1998 by and among World Access, Inc. and Ernest H. Lin, individually and as attorney-in-fact for the former ATI stockholders.

         10.4     Non-Competition  and   Non-Disclosure  Agreement  dated  as of
                  January 29, 1998 by and among World Access, Inc., Cellular Infrastructure Supply, Inc. and Ernest H. Lin.

         23.1     Consent of Deloitte & Touche LLP

         99.1     Press Release issued on January 30, 1998.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            WORLD ACCESS, INC.



                                      By: /S/ Martin D. Kidder
                                          ---------------------------------
                                          Martin D. Kidder
                                          Its Vice President and Controller



Dated as of February 13, 1998

EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER


                                  by and among



                             WORLD ACCESS, INC. and
                      CELLULAR INFRASTRUCTURE SUPPLY, INC.



                                       and




                                  ERNEST H. LIN


                                       and


                             ADVANCED TECHCOM, INC.



                             As of December 24, 1997

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1.        THE MERGER.................................................  1

     SECTION 1.1.           Surviving Corporation............................  1
     SECTION 1.2.           Certificate of Incorporation.....................  1
     SECTION 1.3.           Bylaws...........................................  1
     SECTION 1.4.           Directors........................................  2
     SECTION 1.5.           Officers.........................................  2
     SECTION 1.6.           Effective Time...................................  2

ARTICLE 2.        CONVERSION OF SHARES.......................................  2

     SECTION 2.1.           ATI Capital Stock................................  2
     SECTION 2.2.           Fractional Shares................................  3
     SECTION 2.3.           Exchange of ATI Stock............................  4

ARTICLE 3.        REPRESENTATIONS AND WARRANTIES OF ATI......................  5

     SECTION 3.1.           Organization.....................................  5
     SECTION 3.2.           Authorization....................................  5
     SECTION 3.3.           Absence of Restrictions and Conflicts............  6
     SECTION 3.4.           Capitalization; Ownership of ATI Capital Stock...  6
     SECTION 3.5.           Financial Statements.............................  7
     SECTION 3.6.           Absence of Certain Changes.......................  7
     SECTION 3.7.           Legal Proceedings................................  8
     SECTION 3.8.           Compliance with Law..............................  9
     SECTION 3.9.           ATI Material Contracts...........................  9
     SECTION 3.10.          ATI Customer Contract............................ 10
     SECTION 3.11.          Tax Returns; Taxes............................... 10
     SECTION 3.12.          Officers, Directors and Employees................ 11
     SECTION 3.13.          ATI Employee Benefit Plans....................... 11
     SECTION 3.14.          Labor Relations.................................. 15
     SECTION 3.15.          Insurance........................................ 15
     SECTION 3.16.          Title to Properties and Related Matters.......... 15
     SECTION 3.17.          Environmental Matters............................ 16
     SECTION 3.18.          Patents, Trademarks, Trade Names................. 16
     SECTION 3.19.          Transactions with Affiliates..................... 17
     SECTION 3.20.          Brokers, Finders and Investment Bankers.......... 17

ARTICLE 4.        REPRESENTATIONS AND WARRANTIES OF PARENT................... 17

     SECTION 4.1.           Organization..................................... 17
     SECTION 4.2.           Authorization.................................... 18
     SECTION 4.3.           Absence of Restrictions and Conflicts............ 18
     SECTION 4.4.           Capitalization of Parent and Ownership
                              of Merger Sub.................................. 19
     SECTION 4.5.           Financial Statements............................. 19
     SECTION 4.6.           Absence of Certain Changes....................... 19
     SECTION 4.7.           Legal Proceedings................................ 20
     SECTION 4.8.           Compliance with Law.............................. 20
     SECTION 4.9.           Tax Returns; Taxes............................... 21
     SECTION 4.10.          Parent SEC Reports............................... 21
     SECTION 4.11.          Transactions with Affiliates..................... 21

ARTICLE 5.        CERTAIN COVENANTS AND AGREEMENTS........................... 22

     SECTION 5.1.           Conduct of Business by ATI....................... 22
     SECTION 5.2.           Inspection and Access to Information............. 24
     SECTION 5.3.           No Solicitation; Acquisition Proposals........... 24
     SECTION 5.4.           Reasonable Efforts; Further
                              Assurances; Cooperation........................ 25
     SECTION 5.5.           Public Announcements............................. 26
     SECTION 5.6.           Supplements to Disclosure Letters................ 26
     SECTION 5.7.           Continuation of Business......................... 27
     SECTION 5.8.           Stockholder Matters.............................. 27
     SECTION 5.9.           Indemnification Against Certain Liabilities...... 27

ARTICLE 6.        OTHER MATTERS.............................................. 27

     SECTION 6.1.           Conditions to Each Party's Obligations........... 27
     SECTION 6.2.           Conditions to Obligations of Parent
                              and Merger Sub................................. 27
     SECTION 6.3.           Conditions to Obligations of ATI................. 30

ARTICLE 7.        CLOSING.................................................... 32

ARTICLE 8.        TERMINATION................................................ 32

     SECTION 8.1.           Termination and Abandonment...................... 32
     SECTION 8.2.           Specific Performance and Other Remedies.......... 33
     SECTION 8.3.           Effect of Termination............................ 33

ARTICLE 9.        INDEMNIFICATION............................................ 34

     SECTION 9.1.           Definitions...................................... 34
     SECTION 9.2.           Agreement of ATI Indemnitors to Indemnify........ 35
     SECTION 9.3.           Agreement of Parent Indemnitors to Indemnify..... 35
     SECTION 9.4.           Procedures for Indemnification................... 36
     SECTION 9.5.           Third Party Claims............................... 37
     SECTION 9.6.           Rights and Remedies Exclusive.................... 38
     SECTION 9.7.           Survival......................................... 38
     SECTION 9.8.           Time Limitations................................. 39
     SECTION 9.9.           Limitations as to Amount Payable
                              by ATI Indemnitors............................. 39
     SECTION 9.10.          Limitations as to Amount Payable by Parent
                              and Surviving Corporation...................... 40
     SECTION 9.11.          Subrogation...................................... 40
     SECTION 9.12.          Appointment of ATI Indemnitors Representative.... 40
     SECTION 9.13.          Payment.......................................... 41

ARTICLE 10.            MISCELLANEOUS PROVISIONS.............................. 41

     SECTION 10.1.          Notices.......................................... 41
     SECTION 10.2.          Disclosure Letters and Exhibits.................. 42
     SECTION 10.3.          Assignment; Successors in Interest............... 42
     SECTION 10.4.          Number; Gender................................... 42
     SECTION 10.5.          Captions......................................... 42
     SECTION 10.6.          Controlling Law; Jurisdiction;
                              Integration; Amendment......................... 43
     SECTION 10.7.          Knowledge........................................ 43
     SECTION 10.8.          Severability..................................... 43
     SECTION 10.9.          Counterparts..................................... 43
     SECTION 10.10.         Enforcement of Certain Rights.................... 43
     SECTION 10.11.         Waiver........................................... 43
     SECTION 10.12.         Fees and Expenses................................ 44


EXHIBITS

Exhibit 2.1(b)         Escrow Agreement
Exhibit 6.2(h)         Employment Agreement
Exhibit 6.2(i)         Non-Competition Agreement
Exhibit 6.2(o)         Registration Rights Agreement
Exhibit 6.2(m)         List of Certain Stockholders

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of December 24, 1997 (the "Agreement"), by and among WORLD ACCESS, INC., a Delaware corporation ("Parent"), CELLULAR INFRASTRUCTURE SUPPLY, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), ADVANCED TECHCOM, INC., a Delaware corporation ("ATI"), and ERNEST H. LIN, an individual resident of the Commonwealth of Massachusetts (the "Signing Stockholder").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and ATI each have approved this Agreement and the merger (the "Merger") of ATI with and into Merger Sub upon the terms and conditions contained herein and in accordance with the General Corporation Law of the State of Delaware ("DGCL"); and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to set forth certain conditions thereto.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:


                                   ARTICLE 1.
                                   THE MERGER

     SECTION 1.1.Surviving Corporation. Subject to the provisions of this Agreement and the DGCL, at the Effective Time (as hereinafter defined), ATI shall be merged with and into Merger Sub and the separate corporate existence of ATI shall cease. Merger Sub shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effect set forth in Section 259 of the DGCL, which, among other things, shall result in the Surviving Corporation assuming the liabilities of ATI by operation of merger.

     SECTION 1.2.Certificate of Incorporation. The Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with its terms and the DGCL.

     SECTION 1.3. Bylaws. The Bylaws of Merger Sub shall be the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with their terms and the DGCL.

     SECTION 1.4. Directors. The directors of the Surviving Corporation shall consist of the directors of Merger Sub immediately prior to the Effective Time and the Signing Stockholder shall be elected as a director of the Surviving Corporation at the Effective Time, and all such directors shall hold office from the Effective Time until their respective successors are duly elected and qualified.

     SECTION 1.5. Officers. The officers of the Surviving Corporation shall consist of the officers of Merger Sub immediately prior to the Effective Time, such officers to hold office from the Effective Time until their respective successors are duly elected and qualified.

     SECTION 1.6. Effective Time. The parties hereto shall cause a Certificate of Merger meeting the requirements of the DGCL (the "Certificate of Merger") to be properly executed and filed on the Closing Date (as hereinafter defined) with the Secretary of State of the State of Delaware. The Merger shall become effective as of the date of the filing of the properly executed Certificate of Merger. The date and time when the Merger becomes effective is herein referred to as the effective time (the "Effective Time").


                                   ARTICLE 2.
                              CONVERSION OF SHARES

     SECTION 2.1. ATI Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

     (a) Subject to Section 2.2, (i) all of the shares of the Series A Convertible Preferred Stock, $.10 par value per share, of ATI ("ATI Stock") issued and outstanding immediately prior to the Effective Time (other than shares of ATI Stock held in treasury or shares of ATI Stock held by Parent)
shall be converted into the right to receive the following (the "Merger Consideration"): (A) a number of shares of Parent common stock, $.01 par value per share (the "Parent Common Stock"), equal to (x) $10,000,000 less the expenses of the ATI Stockholders (as hereinafter defined) incurred in connection with the Merger in excess of $50,000 divided by (y) the Average Closing Price (as hereinafter defined) (the "Parent Shares"), which Parent Shares will be issued to the holders of ATI Stock (each a "Stockholder" and, collectively, the "Stockholders") in the manner contemplated by Section 2.3; and (B) a number of shares of Parent Common Stock equal to $5,000,000 divided by the Average Closing Price, which shares of Parent Common Stock will be deposited and held in escrow pursuant to Section 2.1(b) below (the "Escrow Shares"); and (ii) all of the shares of the Common Stock, $.10 par value per share, of ATI (the "ATI Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of ATI Common Stock held in treasury or shares of ATI Common Stock held by Parent) shall be converted into the right to receive $.01 per share. At the Closing, each Stockholder shall be entitled to that portion of the aggregate Merger Consideration as it relates to the proportion of the aggregate liquidation preference of such Stockholder's ATI Stock relative to the aggregate liquidation preference of the ATI Stock, and each holder of ATI Common Stock (each an "ATI Common Stockholder" and, collectively, the "ATI Common Stockholders" and, together with the Stockholders, the "ATI Stockholders") shall be entitled to a cash payment equal to the aggregate number of shares of ATI Common Stock held by him multiplied by $.01. For purposes hereof, "Average Closing Price" shall mean the arithmetic average of the daily closing price per share, rounded to four decimal places, of the Parent Common Stock as reported on the Nasdaq National Market for each of the trading days in the period commencing on (and including) October 27, 1997 and ending on the trading day that occurs two trading days prior to (and not including) the Closing Date (as hereinafter defined).

     (b) The Escrow Shares shall be deposited with the Escrow Agent (as hereinafter defined) within five (5) business days of the Closing to be held and distributed pursuant to the terms of an Escrow Agreement by and between Parent, Merger Sub, the Stockholders and Cauthen & Feldman, as the escrow agent (the "Escrow Agent"), substantially in the form attached hereto as Exhibit 2.1(b) (the "Escrow Agreement").

     (c) Each share of common stock, par value $.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger, all of which shares have been issued to Parent and constitute the only outstanding shares of capital stock of the Surviving Corporation.

     (d) Each share of the ATI Stock or ATI Common Stock issued and outstanding immediately prior to the Effective Time that is then held in the treasury of ATI shall be canceled and retired and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor.

     (e) Each warrant, stock option or other right, if any, to purchase shares of ATI Stock or ATI Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled (whether or not such warrant, option or other right is then exercisable), and the holder of each stock option issued under ATI's 1995 Stock Option Plan, as amended, shall be entitled to a cash payment from the Parent in an amount equal to the product of (i) $1.00 less the exercise price for the option held by such holder, multiplied by (ii) the maximum number of shares of ATI Common Stock such Holder would be entitled to receive upon exercise of such option if so exercised on December 31, 1997; provided, however, that any payment to be made to the Signing Stockholder as a result of this
Section 2.1(e) shall be made by Parent by delivering cash in the amount of one-half of such payment and shares of Parent Common Stock having an aggregate value (valued at the Average Closing Price) equal to one-half of such payment.

     SECTION 2.2. Fractional Shares. No scrip or fractional shares of Parent Common Stock shall be issued in the Merger. In lieu thereof, if a Stockholder would otherwise have been entitled to a fractional share of Parent Common Stock hereunder, then such Stockholder shall be entitled, after the later of (a) the Effective Time or (b) the surrender of his certificate(s) that represent such shares of ATI Stock, to receive from Parent an amount in cash in lieu of such fractional share, based on a value per share of Parent Common Stock equal to the Average Closing Price.

     SECTION 2.3. Exchange of ATI Stock

     (a)  Exchange.  From and after  the  Effective  Time,  upon  exchange  of a certificate or certificates which immediately prior thereto represents outstanding shares of ATI Stock, a Stockholder shall be entitled to receive, upon surrender to Parent of such certificate or certificates duly endorsed in blank, one or more certificates as requested by such Stockholder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of Parent Common Stock to which such Stockholder shall have become entitled pursuant to the provisions of Section 2.1(a)(i)(A) and a check representing the aggregate cash consideration to which such Stockholder shall have become entitled as to any fractional share, and upon exchange of a certificate or certificates which immediately prior thereto represents shares of ATI Common Stock, an ATI Common Stockholder shall be entitled to receive, upon surrender to Parent of such certificate or certificates duly endorsed in blank, a check representing the aggregate cash consideration to which such ATI Common Stockholder shall have become entitled pursuant to Section 2.1(a)(ii) above, and all of the certificate or certificates so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of any certificate. No portion of the consideration to be received pursuant to Sections 2.1 and 2.2 upon exchange of a certificate (whether a certificate representing shares of Parent Common Stock or by check representing any cash payable hereunder) may be issued or paid to a person other than the person in whose name the certificate surrendered in exchange therefor is registered. From the Effective Time until surrender in accordance with the provisions of this Section 2.3, each certificate shall represent for all purposes only the right to receive the consideration provided in Sections 2.1 and 2.2. All payments in respect of shares of ATI Stock or ATI Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

     (b) Lost Certificates. In the case of any lost, mislaid, stolen or destroyed certificate, the ATI Stockholder may be required, as a condition precedent to delivery to the Stockholder of the consideration described in Sections 2.1 and 2.2, to deliver to Parent a satisfactory indemnity agreement as Parent may direct as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to the certificate alleged to have been lost, mislaid, stolen or destroyed.

     (c) No Transfers After Effective Time. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of ATI Stock or ATI Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing the ATI Stock or the ATI Common Stock are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the consideration described in Sections 2.1 and 2.2.

     (d) Unclaimed Shares or Cash. Any shares of Parent Common Stock or cash due former stockholders of ATI pursuant to Sections 2.1 and 2.2 hereof that remains unclaimed by such former stockholders for six months after the Effective Time shall be held by Parent, and any former holder of ATI Stock or ATI Common Stock who has not theretofore complied with Section 2.3 (a) and (b) shall thereafter look only to Parent for issuance of the number of shares of Parent Common Stock and other consideration to which such holder has become entitled pursuant to the provisions of Sections 2.1 and 2.2; provided, however, that neither Parent nor any party hereto shall be liable to a former holder of shares of ATI Stock or ATI Common Stock for any amount required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                   ARTICLE 3.
                      REPRESENTATIONS AND WARRANTIES OF ATI

         With such exceptions, if any, as may be set forth in a letter (the "ATI Disclosure Letter") to be delivered by ATI to Parent on or before December 31, 1997, ATI hereby represents and warrants to Parent as follows:

     SECTION 3.1. Organization. Each of ATI and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted. Each of ATI and its subsidiaries is duly qualified to transact business, and is in good standing, as a foreign corporation or branch of a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on its assets, liabilities, results of operations, financial condition or business of ATI and its subsidiaries taken as a whole. Each of ATI and its subsidiaries has heretofore made available to Parent accurate and complete copies of its Certificate of Incorporation and Bylaws, as currently in effect, and has made available to Parent its respective minute books and stock records. The ATI Disclosure Letter contains a true and correct list of the jurisdictions in which ATI and its subsidiaries are qualified to do business as a foreign corporation or branch of a foreign corporation.

     SECTION 3.2. Authorization. ATI and the Signing Stockholder each have full power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. Subject to the approval of the ATI Stockholders, the execution and delivery of this Agreement by ATI and the performance by ATI of its obligations hereunder and the consummation of the Merger and the other transactions provided for herein have been duly and validly authorized by all necessary corporate action on its part. The Board of Directors of ATI has approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby. Subject to the receipt of the approval of the ATI Stockholders, this Agreement has been duly executed and delivered by ATI and the Signing Stockholder, and constitutes the valid and binding agreement of ATI and the Signing Stockholder, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     SECTION 3.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Certificate of Incorporation or Bylaws of ATI or its subsidiaries, (ii) to the best knowledge of ATI, any ATI Material Contract (as hereinafter defined), (iii) to the best knowledge of ATI, any judgment, decree or order of any court or governmental authority or agency to which ATI, its subsidiaries or the Signing Stockholder is a party or by which ATI, its subsidiaries or such person or any of their respective properties is bound, or
(iv) to the best knowledge of ATI, any statute, law, regulation or rule applicable to ATI, so as to have in the case of subsections (ii) through (iv) above, a material adverse effect on the assets, liabilities, results of operations, financial condition, business of ATI and its subsidiaries taken as a whole. Except for the filing and recordation of the Certificate of Merger, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to ATI, its subsidiaries or the Signing Stockholder is required in connection with the execution, delivery or performance of this Agreement by ATI or such person or the consummation of the transactions contemplated by this Agreement by ATI, the failure to obtain which would have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business of ATI and its subsidiaries taken as a whole.

     SECTION 3.4. Capitalization; Ownership of ATI Capital Stock

     (a) Capitalization. The authorized capital stock of ATI consists of (i) 25,000,000 shares of ATI Common Stock, of which, as of the date hereof, 354,766 shares are issued and outstanding and 1,200,000 shares are reserved for issuance, upon exercise of outstanding options to purchase such stock, and (ii) 20,000,000 shares of preferred stock, par value $.10 per share, of which 15,000,000 shares have been designated as the ATI Stock, of which, as of the date hereof, 11,243,219.03 shares are issued and outstanding. Each share of capital stock of ATI which is outstanding as of the date hereof is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as indicated in Section 3.4(a) or except as set forth in the Disclosure Letter, there are no shares of capital stock of ATI outstanding, and there are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating ATI or any of its subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities of ATI or obligating ATI or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

     (b) Ownership. The ATI Stockholders are the record and beneficial owners of all shares of ATI Stock or ATI Common Stock to be exchanged pursuant to Section
2.3 and their relative share ownership is set forth in the Disclosure Letter, and, at the Closing, the ATI Stockholders will own all such shares free and clear of any liens, claims, options, charges, encumbrances or rights of others.

     (c) Capital Stock of ATI Subsidiaries. The ATI Disclosure Letter sets forth a true, correct and complete list of all its subsidiaries, the jurisdiction in which each is incorporated or organized, and all shares of capital stock or other ownership interests authorized, issued and outstanding of each such subsidiary. The outstanding shares of capital stock or other equity interests of each such subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. All shares of capital stock or other equity interests of each such subsidiary owned by ATI or any of its subsidiaries are set forth in the ATI Disclosure Letter and are owned by ATI, either directly or indirectly, free and clear of all liens, claims, options, charges, encumbrances or rights of others.

     SECTION 3.5. Financial Statements. ATI has made available to Parent the audited consolidated balance sheets of ATI and its subsidiaries as of December 31, 1994, 1995 and 1996, and the related statements of operations, stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto, and the unaudited consolidated balance sheet of ATI and its subsidiaries as of November 30, 1997 and the related statement of operations, stockholders' equity and cash flow for the eleven-month period then ended, including the notes thereto. All of the foregoing financial statements are hereinafter collectively referred to as the "ATI Financial Statements", and the balance sheet as of November 30, 1997 is hereinafter referred to as the "1997 Balance Sheet". The ATI Financial Statements are complete and correct, have been prepared from, and are in accordance with, the books and records of ATI and present fairly the financial position and results of operations of ATI and its subsidiaries as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles, consistently applied. As of the Closing Date, ATI shall have no liability or obligation of any nature whatsoever, whether accrued, absolute, contingent or otherwise, other than (x) current liabilities and obligations which are recurring in nature, (y) liabilities and obligations reflected and adequately provided for on the 1997 Balance Sheet and (z) liabilities and obligations arising in the ordinary course of business of ATI and its subsidiaries, or in connection with the transactions contemplated hereby, since the date of the 1997 Balance Sheet. The ATI Disclosure Letter sets forth a true and complete list of all loss contingencies (within the meaning of Statement of Financial Accounting Standards No. 5) of ATI exceeding $30,000 in the case of any single loss contingency or $100,000 in the case of all loss contingencies.

     SECTION 3.6. Absence of Certain Changes

     (a) Certain Financial Matters;Property;Dividends. Since the date of the 1997 Balance Sheet, there has not been (i) any material adverse change in the assets, liabilities, results of operations, financial condition or business of ATI and its subsidiaries taken as a whole, (ii) any damage, destruction, loss or casualty to property or assets of ATI or its subsidiaries, whether or not covered by insurance, which property or assets are material to its operations or business, (iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the capital stock of ATI, or any redemption or other acquisition by ATI of any of the capital stock of ATI or any split, combination or reclassification of shares of capital stock declared or made by ATI, or (iv) any agreement to do any of the foregoing.

     (b) Other Changes. Since the date of the 1997 Balance Sheet, there have not been (i) any material losses suffered other than in the ordinary course of business, (ii) any material assets mortgaged, pledged or made subject to any lien, charge or other encumbrance, (iii) any material liability or obligation (absolute, accrued or contingent) incurred or any material bad debt, contingency or other reserve increase suffered, except, in each such case, in the ordinary course of business and consistent with past practice, (iv) any material claims, liabilities or obligations (absolute, accrued or contingent) paid, discharged or satisfied, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of claims, liabilities and obligations reflected or reserved against in the ATI Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the ATI Financial Statements, (v) any material guarantees, checks, notes or accounts receivable written off as uncollectible, except write-offs in the ordinary course of business and consistent with past practice,
(vi) any write down of the value of any asset or investment on ATI's books or records, except for depreciation and amortization taken in the ordinary course of business and consistent with past practice, (vii) any cancellation of any material debts or waiver of any material claims or rights of substantial value, or sale, transfer or other disposition of any material properties or assets (real, personal or mixed, tangible or intangible) of substantial value, except, in each such case, in transactions in the ordinary course of business and consistent with past practice and which in any event do not exceed $10,000 in the aggregate, (viii) any single capital expenditure or commitment in excess of $10,000 for additions to property or equipment, or aggregate capital expenditures and commitments in excess of $20,000 for additions to property or equipment, (ix) any material transactions entered into other than in the ordinary course of business, (x) any agreements to do any of the foregoing, or
(xi) any other events, developments or conditions of any character that have had or are reasonably likely to have a material adverse effect on the assets, liabilities, results of operations, financial condition or business of ATI and its subsidiaries taken as a whole.

     SECTION 3.7. Legal Proceedings. There are no suits, actions, claims, proceedings or investigations pending or, to the best knowledge of ATI, threatened against, relating to or involving ATI or any of its subsidiaries (or any of their respective officers or directors) before any court, arbitrator or administrative or governmental body, which, if finally determined adversely, are reasonably likely, individually or in the aggregate, to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business of ATI and its subsidiaries taken as a whole. All pending or threatened suits, actions, claims, proceedings or investigations relating to or involving ATI or any of its subsidiaries (or any of their respective officers or directors) before any court, arbitrator or administrative or governmental body are adequately provided for in the 1997 Balance Sheet in accordance with generally accepted accounting principles. Neither ATI nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court nor is either ATI or any of its subsidiaries subject to any governmental restriction applicable to it, which is reasonably likely (a) to have a material adverse effect on the assets, liabilities, results of operations, financial condition or business of ATI and its subsidiaries taken as a whole, or (b) to cause a material limitation on the ability of Parent to operate the business of ATI after the Closing.

     SECTION 3.8. Compliance with Law. Each of ATI and its subsidiaries has all material authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on its business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, and each of ATI and its subsidiaries has been and is in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision thereof to which its business or its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have a material adverse effect upon its assets, liabilities, results of operations, financial condition or business of ATI and its subsidiaries taken as a whole.

     SECTION 3.9. ATI Material Contracts. The ATI Disclosure Letter contains a correct and complete list of the following (hereinafter referred to as the "ATI Material Contracts"):

     (a) all bonds, debentures, notes, mortgages, indentures or guarantees to which ATI or any of its subsidiaries is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound;

     (b) all material leases to which ATI or any of its subsidiaries is a party or by which any of their respective properties or assets (real, personal or mixed, tangible or intangible) is bound;

     (c) all loans and credit commitments to ATI or any of its subsidiaries which are outstanding, together with a brief description of such commitments and the name of each financial institution granting the same;

     (d) all contracts or agreements which limit or restrict ATI or any of its subsidiaries from engaging in any business in any jurisdiction or limit or restrict others from competing with ATI or any of its subsidiaries in any jurisdiction;

     (e) all agreements and documentation evidencing currently outstanding loans or advances made by ATI or any of its subsidiaries to or on behalf of its customers; and

     (f) all existing contracts and commitments (other than those described in subparagraphs (a), (b), (c), (d) or (e) of this Section 3.9, the ATI Customer Contracts (as hereinafter defined)), and the ATI Benefit Plans (as hereinafter defined) to which ATI or any of its subsidiaries is a party or by which their respective properties or assets may be bound involving an annual commitment or annual payment by any party thereto of more than $25,000 individually, or which have a fixed term extending more than twelve (12) months from the date hereof and which involve a total commitment or payment by any party thereto of more than $50,000.

              To the best knowledge of ATI, true and complete copies of all ATI Material Contracts, including all amendments thereto, have been made available to Parent. The ATI Material Contracts are valid and enforceable in accordance with their respective terms with respect to ATI and valid and enforceable in accordance with their respective terms with respect to any other party thereto, in each case to the extent material to the business and operations of ATI, and subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Except for events or occurrences, the consequences of which, individually or in the aggregate, would not have a material adverse effect on the assets, liabilities, results of operations, financial condition or business of ATI and its subsidiaries taken as a whole, there is not under any of the ATI Material Contracts any existing breach, default or event of default by ATI or event that with notice or lapse of time or both would constitute a breach, default or event of default by ATI, nor does ATI know of, and ATI has not received notice of, or made a claim with respect to, any breach or default by any other party thereto.

     SECTION 3.10. ATI Customer Contract. The ATI Disclosure Letter sets forth a true and complete list of all agreements or contracts pursuant to which ATI or any of its subsidiaries provides goods or services to their respective customers (the "ATI Customer Contracts"). Neither ATI nor any of its subsidiaries provides goods or services to their respective customers pursuant to verbal or oral agreements or contracts. The ATI Disclosure Letter sets forth a true and complete list of all customers of ATI which the management of ATI reasonably believes in good faith may terminate their contracts with ATI or may assert a claim for damages against ATI as a result of a default by ATI of its obligations under such contract or for any other reason, other than customer terminations arising in the ordinary course of business consistent with past practices and which do not in any event in the aggregate involve annual revenues of $50,000 or more. The execution, delivery and performance of this Agreement by ATI and the Signing Stockholder and the consummation of the transactions contemplated hereby by ATI and the Signing Stockholder will not, with the passing of time or giving of notice or both, violate or conflict with or constitute a default under or give rise to a termination right under any ATI Customer Contract except such violations, conflicts and defaults which in the aggregate would not have a material adverse effect on the assets, liabilities, results of operations, financial condition or business of ATI and its subsidiaries taken as a whole.

     SECTION 3.11. Tax Returns; Taxes. Each of ATI and its subsidiaries has duly filed all federal, state, local and foreign tax returns required to be filed by it and has duly paid or made adequate provision for the payment of all taxes which are due and payable pursuant to such returns or pursuant to any assessment with respect to taxes in such jurisdictions, whether or not in connection with such returns, except for incidental interest and penalties which may be due and payable, but which are not material in amount. The liability for taxes reflected in the 1997 Balance Sheet is sufficient for the payment of all unpaid taxes, whether or not disputed, that are accrued or applicable for the period ended November 30, 1997, and for all years and periods ended prior thereto. All deficiencies asserted as a result of any examinations by the Internal Revenue Service ("IRS") or any other taxing authority have been paid, fully settled or adequately provided for in the 1997 Balance Sheet. There are no pending claims asserted for taxes of ATI or any of its subsidiaries or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of ATI or any of its subsidiaries for any period. Each of ATI and its subsidiaries has made all estimated income tax deposits and all other required tax payments or deposits and has complied for all prior periods in all material respects with the tax withholding provisions of all applicable federal, state, local, foreign and other laws. ATI has made available to Parent true, complete and correct copies of federal income tax returns of ATI and its subsidiaries for the last three (3) taxable years and made available such other tax returns requested by Parent.

     SECTION 3.12. Officers, Directors, and Employees. The ATI Disclosure Letter contains a true and complete list of all of the officers and directors of ATI and each of its subsidiaries, specifying their office and annual rate of compensation, and a true and complete list of all of the employees of ATI as of the date hereof with whom ATI has a written employment agreement or to whom ATI has made verbal or oral commitments which are binding on ATI or who have an annual rate of compensation in excess of $50,000.

     SECTION 3.13. ATI Employee Benefit Plans

     (a) Definition of Benefit Plans. For purposes of this Section 3.13, the term "ATI Benefit Plan" means any plan, program, arrangement, fund, policy, practice or contract which, through which or under which ATI or an ATI ERISA Affiliate (as hereinafter defined) provides benefits or compensation to or on behalf of employees or former employees of ATI or an ATI ERISA Affiliate (as hereinafter defined), whether formal or informal, whether or not written, including but not limited to the following:

     (1) Arrangements -- any bonus, incentive compensation, stock option, deferred compensation, commission, severance pay, golden parachute or other compensation plan or rabbi trust;

     (2) ERISA Plans -- any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, but not limited to, any multi-employer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA), defined benefit plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

     (3) Other Employee Fringe Benefits -- any stock purchase, vacation, scholarship, day care, prepaid legal services, dependent care, telephone, automobile, dependent travel or other fringe benefit plans, programs, arrangements, contracts or practices.

     (b) ATI ERISA Affiliate. For purposes of this Section 3.13, the term "ATI ERISA Affiliate" means each trade or business (whether or not incorporated) which together with ATI is treated as a single employer under Section 414(b),
(c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) Identification of Benefit Plans. Except as described in the ATI Disclosure Letter, ATI does not maintain, nor has it at any time established or maintained, nor has it at any time been obligated to make, or otherwise made, contributions to or under or otherwise participated in any ATI Benefit Plan.

     (d) MEPPA Liability/Post-Retirement Medical Benefits. Except as described in the ATI Disclosure Letter, neither ATI nor any ATI ERISA Affiliate maintains, nor has at any time established or maintained, nor has at any time been obligated to make, or made, contributions to or under any multi-employer plan. Except as described in the ATI Disclosure Letter, ATI does not maintain, nor has it at any time established or maintained, nor has it at any time been obligated to make, or made, contributions to or under (i) any plan which provides post-retirement medical or health benefits with respect to employees of ATI;
(ii) any organization described in Sections 501(c)(9) or 501(c)(20) of the Code;
(iii) any defined benefit pension plan or money purchase pension plan subject to Title IV of ERISA; or (iv) any plan which provides retirement benefits in excess of the limitations in Sections 401(a)(17), 401(k), 401(m), 402(g) or 415 of the Code. There is no lien upon any property of ATI or any ATI ERISA Affiliate outstanding pursuant to Section 412(n) of the Code in favor of any ATI Benefit Plan. No assets of ATI or any ATI ERISA Affiliate have been provided as security for any ATI Benefit Plan pursuant to Section 401(a)(29) of the Code.

     (e) Documentation. ATI has made available to Parent a true and complete copy of the following documents, if applicable, with respect to each ATI Benefit Plan identified in the ATI Disclosure Letter: (i) all documents, including any insurance contracts and trust agreements, setting forth the terms of the ATI Benefit Plan, or if there are no such documents evidencing the ATI Benefit Plan, a full description of the ATI Benefit Plan; (ii) the ERISA summary plan description and any other summary of plan provisions provided to participants or beneficiaries for each such ATI Benefit Plan; (iii) the annual reports filed for the most recent three (3) plan years and most recent financial statements or periodic accounting of related plan assets with respect to each ATI Benefit Plan; (iv) the most recent favorable determination letter, opinion or ruling from the IRS for each ATI Benefit Plan, the assets of which are held in trust, to the effect that such trust is exempt from federal income tax; and (v) each opinion or ruling from the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") with respect to such ATI Benefit Plans.

     (f) Qualified Status. Except as described in the ATI Disclosure Letter, each ATI Benefit Plan that is funded through a trust or insurance contract has at all times satisfied in all respects, by its terms and in its operation, all applicable requirements for an exemption from federal income taxation under
Section 501(a) of the Code. Neither ATI nor any ATI ERISA Affiliate maintains an ATI Benefit Plan which meets the requirements of Section 401(a) of the Code (each a "401 Plan"). Any determination letter issued by the IRS to the effect that any such 401 Plan qualifies under Section 401(a) of the Code and that the related trust is exempt from taxation under Section 501(a) of the Code remains in effect and has not been revoked. Each such 401 Plan, if any, currently complies in form with the requirements under Section 401(a) of the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required. Each such 401 Plan, if any, has been administered according to its terms (except for those terms which are inconsistent with the changes required by statutes, regulations and ruling for which changes are not yet required to be made, in which case any such 401 Plan has been administered in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of Section 401(a) of the Code. Each such 401 Plan, if any, has been tested for compliance with, and has satisfied the requirements of, Section 401(k)(3) and 401(m)(2) of the Code for each plan year ending prior to the Effective Date.

     (g) Compliance. Except as described in the ATI Disclosure Letter, each ATI Benefit Plan maintained by ATI or an ATI ERISA Affiliate has at all times been maintained, by its terms and in operation, in accordance with all applicable laws in all material respects, including (to the extent applicable) Code Section 4980B. There has been no failure to comply with applicable ERISA or other requirements concerning the filing of reports, documents and notices with the Secretary of Labor and Secretary of Treasury or the furnishing of such documents to participants or beneficiaries that could subject any ATI Benefit Plan, ATI, any ATI ERISA Affiliate, Parent or any of its affiliates to any material civil or any criminal sanction.

     (h) Legal Actions. There are no actions, audits, suits or claims known to the Signing Stockholder which are pending or threatened against any ATI Benefit Plan, any fiduciary of any of ATI Benefit Plans with respect to the ATI Benefit Plans or against the assets of any of the ATI Benefit Plans, except claims for benefits made in the ordinary course of the operation of such plans.

     (i) Funding. ATI and each ATI ERISA Affiliate has made full and timely payment of all amounts required to be contributed under the terms of each ATI Benefit Plan and applicable law or required to be paid as expenses under such ATI Benefit Plan, and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to an ATI Benefit Plan. No event or condition exists with respect to any ATI Benefit Plan subject to Title IV of ERISA which could be deemed a "Reportable Event" (as defined in Title IV of ERISA) with respect to which the thirty (30) day notice requirement has not been waived which could result in a material liability to ATI, and no condition exists which would subject ATI to a material fine under Section 4071 of ERISA. The assets of all ATI Benefit Plans which are required under applicable laws to be held in trust are in fact held in trust, and the assets of each such ATI Benefit Plan equal or exceed the liabilities of each such plan. The liabilities of each other plan are properly and accurately reported on the financial statements and records of ATI. The assets of each ATI Benefit Plan are reported at their fair market value on the books and records of each plan.

     (j) Liabilities. Neither ATI nor any ATI ERISA Affiliate is subject to any material liability, tax or penalty whatsoever to any person whomsoever as a result of ATI's or any ATI ERISA Affiliate's engaging in a prohibited transaction under ERISA or the Code, and the Stockholder has no knowledge of any circumstances which reasonably might result in any such material liability, tax or penalty as a result of a breach of fiduciary duty under ERISA. The termination of or withdrawal from any ATI Benefit Plan maintained by ATI or an ATI ERISA Affiliate which is subject to Title IV of ERISA or any other ATI Benefit Plan immediately after the Effective Time will not subject Parent, the Surviving Corporation, Merger Sub or any ATI ERISA Affiliate to any additional contribution requirement or to any other liability, tax or penalty whatsoever (excluding any liability, tax or penalty attributable solely to the fact that such termination or withdrawal would violate the permanency requirement of
Section 401 (a) of the Code or an excise tax under Code Section 4980). Neither the execution nor the performance of the transactions contemplated by this Agreement will create, accelerate or increase any obligations under any ATI Benefit Plan. Neither ATI nor any ATI ERISA Affiliate has any obligation to any retired or former employee, or any current employee upon retirement, under any ATI Benefit Plan.

     (k) Amendment/New Plans. From the date of this Agreement to the Effective Time, no amendment shall be made to any ATI Benefit Plan, no commitment shall be made to amend any ATI Benefit Plan and no commitment shall be made to continue any ATI Benefit Plan or to adopt any new ATI Benefit Plan for the benefit of any employees of ATI or any ATI ERISA Affiliate absent the express written consent of Parent.

     (l) Excess Parachute Payments. No payment required to be made to any employee associated with ATI as a result of the transactions contemplated hereby under any contract or otherwise will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code or be nondeductible under Section 162(m) of the Code.

     (m) No Acceleration of Liability Under Benefit Plans. The consummation of the transactions contemplated hereby will not accelerate or increase any liability under any ATI Benefit Plan because of an acceleration or increase of any of the rights or benefits to which employees of ATI or any ATI ERISA Affiliate may be entitled thereunder.

     (n) Statutory Benefits. Except as described in the ATI Disclosure Letter, ATI has, on a timely basis, made all payments, withholdings and filings of any kind required of it by, and has otherwise complied in all material respects with, any applicable law, regulation or administrative order concerning pension, health, welfare, unemployment, workers' compensation or similar benefits administered by any governmental, regulatory or public body.

     SECTION 3.14. Labor Relations. To the best knowledge of ATI, each of ATI and its subsidiaries is in compliance in all material respects with all federal, state and foreign laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice discrimination charge involving ATI pending before the Equal Employment Opportunity Commission ("EEOC"), EEOC-recognized state "referral agency" or any other governmental agency. There is no unfair labor practice charge or complaint against ATI or any of its subsidiaries pending before the National Labor Relations Board ("NLRB"). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of ATI, threatened against or involving or affecting ATI or any of its subsidiaries, and no NLRB representation question exists respecting any of its employees. No grievance or arbitration proceeding is pending against ATI and no written claim therefor exists. There is no collective bargaining agreement that is binding on ATI or any of its subsidiaries.

     SECTION 3.15. Insurance. ATI has heretofore provided to Parent a true and complete list of its current insurance coverages for ATI and its subsidiaries, including names of carriers, amounts of coverage and premiums therefor. Each of ATI and its subsidiaries has been and is insured with respect to its properties and the conduct of its business in such amounts and against such risks as are reasonable in relation to its business and will use its reasonable efforts to maintain such insurance at least through the Effective Time. ATI has made available to Parent true and complete copies of all insurance policies covering ATI and its subsidiaries, its properties, assets, employees and/or operations.

     SECTION 3.16. Title to Properties and Related Matters. Each of ATI and its subsidiaries has good and valid title to or valid leasehold interests in its properties reflected in the 1997 Balance Sheet or acquired after the date thereof (other than properties sold or otherwise disposed of in the ordinary course of business), and all of such properties are held free and clear of all title defects, liens, encumbrances and restrictions, except, with respect to all such properties, (a) mortgages and liens securing debt reflected as liabilities on the 1997 Balance Sheet and (b)(i) liens for current taxes and assessments not in default, (ii) mechanics', carriers', workmen's, materialmen's, repairmen's, statutory or common law liens either not delinquent or being contested in good faith, and (iii) encumbrances, covenants, rights of way, building or use restrictions, easements, exceptions, variances, reservations and other similar matters or limitations, if any, which do not have a material adverse effect on ATI's use of the property affected. Notwithstanding the immediately preceding sentence, ATI makes no representation or warranty in this Section 3.16 or otherwise regarding the validity of title to any such properties in which ATI has only a leasehold interest.

     SECTION  3.17.   Environmental   Matters.   Neither  ATI  nor  any  of  its
subsidiaries owns, nor has at any time owned, any real property. To the best knowledge of ATI, there has been no material release of a hazardous substance, as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601(14), or any petroleum product by ATI or any of its subsidiaries into the environment at any property ever owned, leased or used by ATI or any of its subsidiaries (the "Premises"), including, without limitation, any such release in the soil or groundwater underlying the Premises and, to the best knowledge of ATI, there has been no such release by any other party at any of the Premises. To the best knowledge of ATI, neither ATI nor any of its subsidiaries has disposed of any hazardous substances (as defined below). ATI has not received notice of any violation of any Environmental Law (as defined below) nor has it been advised of any claim or liability pursuant to any Environmental Law brought by any domestic or foreign governmental agency or private party. There are no Environmental Liabilities (as defined below) of ATI that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the assets, liabilities, results of operations, financial condition or business of ATI and its subsidiaries taken as a whole. As used in this Agreement, "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof. "Environmental Liabilities" with respect to any person means any and all liabilities of or relating to such person or any of its subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of its subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

     SECTION 3.18. Patents, Trademarks, trade Names. The ATI Disclosure Letter sets forth a true and complete list of: (a) all material patents, trademarks and trade names (including all federal, state and foreign registrations pertaining thereto) and all material copyright registrations owned by ATI or any of its subsidiaries (collectively, the "Proprietary Intellectual Property"); and (b) all patents, trademarks, trade names, copyrights and all technology and processes used by ATI in its business which are material to its business and are used pursuant to a license or other right granted by a third party (collectively, the "Licensed Intellectual Property" and, together with the Proprietary Intellectual Property, herein referred to as "Intellectual Property"). A true and complete list of all such licenses with respect to Licensed Intellectual Property is set forth in the ATI Disclosure Letter. Each of the federal, state and foreign registrations pertaining to the Proprietary Intellectual Property is valid and in full force and effect. All required filings in association with such registrations have been properly made and all required fees have been paid. ATI owns, or has the right to use pursuant to valid and effective agreements, all Intellectual Property, and the consummation of the transactions contemplated hereby will not alter or impair any such rights, except for such defects in title or other matters which in the aggregate would not have a material adverse effect on the assets, liabilities, results of operations, financial condition or business of ATI and its subsidiaries taken as a whole. No claims are pending against ATI by any person with respect to the use of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, and, to the best knowledge of ATI, the current use by ATI or any of its subsidiaries of the Intellectual Property does not infringe on the rights of any third party. The ATI Disclosure Letter sets forth a list of all jurisdictions in which ATI is operating under a trade name, and each jurisdiction in which any such trade name is registered.

     SECTION 3.19. Transactions with Affiliates. No stockholder or director of ATI, or any person with whom any such stockholder or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons) has any interest in (i) any contract, arrangement or understanding with, or relating to, the business or operations of ATI or any of its subsidiaries, (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of ATI or any of its subsidiaries, or
(iii) any property (real, personal or mixed, tangible or intangible) used, or currently intended to be used, in the business or operations of ATI.

     SECTION 3.20. Brokers, Finders,and Investment Bankers. Neither ATI nor any of its officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated herein.


                                   ARTICLE 4.
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         With such exceptions, if any, as may be set forth in a letter (the "Parent Disclosure Letter") to be delivered by Parent to ATI on or before December 31, 1997 Parent hereby represents and warrants to ATI as follows:

     SECTION 4.1. Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified to transact business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, results of operations, financial condition or business of Parent and its subsidiaries taken as a whole.

     SECTION 4.2. Authorization. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub, subject only to the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation of the Merger and the other transactions provided for herein, have been duly and validly authorized by all necessary corporate action on the part of each of Parent and Merger Sub. The Boards of Directors of each of Parent and Merger Sub have approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions provided for herein. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     SECTION 4.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement, and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub, (ii) any contract material to the business and operations of Parent or Merger Sub, (iii) any judgment, decree or order of any court or governmental authority or agency to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to Parent or Merger Sub, so as to have, in the case of subsections (ii) through (iv) above, a material adverse effect on the assets, liabilities, results of operations, financial condition or business of Parent and its subsidiaries taken as a whole. Except for filing and recordation of the Certificate of Merger, no consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to Parent or Merger Sub is required in connection with the execution, delivery or performance of this Agreement by Parent or Merger Sub or the consummation of the transactions contemplated by this Agreement by Parent or Merger Sub, the failure to obtain which would have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business of ATI and its subsidiaries taken as a whole of Parent.

     SECTION 4.4. Capitalization of Parent and Ownership of Merger Sub. The authorized capital stock of Parent consists of 40,000,000 shares of common stock, $.01 par value per share, of which 19,289,077 shares were issued and outstanding as of December 22, 1997, and 10,000,000 shares of preferred stock, $.01 par value per share, of which no shares were issued and outstanding as of December 1, 1997. All shares of Parent Common Stock outstanding as of the date hereof are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The shares of Parent Common Stock to be issued in the Merger will be validly issued, fully paid, nonassessable and free of preemptive rights. All of the outstanding capital stock of Merger Sub is held by Parent.

     SECTION 4.5. Financial Statements. Parent has made available to ATI the audited consolidated balance sheets of Parent and its subsidiaries as of December 31, 1994, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto, and the unaudited consolidated balance sheet of Parent and its subsidiaries as of September 30, 1997 and the related consolidated statements of operations for the nine months then ended. All of the foregoing financial statements are hereinafter collectively referred to as the "Parent Financial Statements" and the balance sheet as of September 30, 1997 is hereinafter referred to as the "1997 Parent Balance Sheet." The Parent Financial Statements have been prepared from, and are in accordance with, the books and records of Parent and present fairly the financial position and results of operations of Parent as of the dates and for the periods indicated, in each case, in conformity with generally accepted accounting principles, consistently applied. As of the Closing Date, Parent shall have no liability or obligation of any nature whatsoever, whether accrued, absolute, contingent or otherwise, other than (x) current liabilities and obligations which are recurring in nature and not overdue on their terms, (y) liabilities and obligations reflected and adequately provided for on the 1997 Parent Balance Sheet and (z) liabilities and obligations arising in the ordinary course of business of Parent, or in connection with the transactions contemplated hereby, since the date of the 1997 Parent Balance Sheet.

     SECTION 4.6. Absence of Certain Changes

     (a) Certain Financial Matters;Property; Dividends. Since the date of the 1997 Parent Balance Sheet, there has not been (i) any material adverse change in the assets, liabilities, results of operations, financial condition or business of Parent and its subsidiaries taken as a whole, (ii) any damage, destruction, loss or casualty to property or assets of Parent, whether or not covered by insurance, which property or assets are material to its operations or business,
(iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the capital stock of Parent, or any redemption or other acquisition by Parent of any of the capital stock of Parent or any split, combination or reclassification of shares of capital stock declared or made by Parent, or (iv) any agreement to do any of the foregoing.

     (b) Other Changes . Since the date of the 1997 Parent Balance Sheet, there have not been (i) any losses suffered, (ii) any material assets mortgaged, pledged or made subject to any lien, charge or other encumbrance, (iii) any material liability or obligation (absolute, accrued or contingent) incurred or any material bad debt, contingency or other reserve increase suffered, except, in each such case, in the ordinary course of business and consistent with past practice, (iv) any material claims, liabilities or obligations (absolute, accrued or contingent) paid, discharged or satisfied, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of claims, liabilities and obligations reflected or reserved against in the Parent Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the Parent Financial Statements, (v) any material guarantees, checks, notes or accounts receivable written off as uncollectible, except write-offs in the ordinary course of business and consistent with past practice, (vi) any write down of the value of any asset or investment on Parent's books or records, except for depreciation and amortization taken in the ordinary course of business and consistent with past practice, (vii) any cancellation of any material debts or waiver of any material claims or rights of substantial value, or sale, transfer or other disposition of any material properties or assets (real, personal or mixed, tangible or intangible) of substantial value, except, in each such case, in transactions in the ordinary course of business and consistent with past practice ,(viii) any material transactions entered into other than in the ordinary course of business, (ix) any agreements to do any of the foregoing, or
(x) any other events, developments or conditions of any character that have had or are reasonably likely to have a material adverse effect on the assets, liabilities, results of operations, financial condition or business of Parent and its subsidiaries taken as a whole.

     SECTION 4.7. Legal Proceedings. There are no suits, actions, claims, proceedings or investigations pending or, to the best knowledge of Parent, threatened against, relating to or involving Parent (or any of its officers or directors) before any court, arbitrator or administrative or governmental body, which, if finally determined adversely, are reasonably likely, individually or in the aggregate, to have a material adverse effect on the assets, liabilities, results of operations, financial condition or business of Parent and its subsidiaries taken as a whole. All pending or threatened suits, actions, claims, proceedings or investigations relating to or involving Parent (or any of its officers or directors) before any court, arbitrator or administrative or governmental body are adequately provided for in the 1997 Parent Balance Sheet in accordance with generally accepted accounting principles. Parent is not subject to any judgment, decree, injunction, rule or order of any court nor is Parent subject to any governmental restriction applicable to it, which is reasonably likely to have a material adverse effect on the assets, liabilities, results of operations, financial condition or business of Parent and its subsidiaries taken as a whole.

     SECTION 4.8. Compliance with Law. Parent has all material authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on its business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, and Parent has been and is in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision thereof to which its business or its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have a material adverse effect upon its assets, liabilities, results of operations, financial condition or business of Parent and its subsidiaries taken as a whole.

     SECTION 4.9. Tax Returns; Taxes. Parent has duly filed all federal, state, local and foreign tax returns required to be filed by it and has duly paid or made adequate provision for the payment of all taxes which are due and payable pursuant to such returns or pursuant to any assessment with respect to taxes in such jurisdictions, whether or not in connection with such returns. The liability for taxes reflected in the 1997 Parent Balance Sheet is sufficient for the payment of all unpaid taxes, whether or not disputed, that are accrued or applicable for the period ended September 30, 1997, and for all years and periods ended prior thereto. All deficiencies asserted as a result of any examinations by the IRS or any other taxing authority have been paid, fully settled or adequately provided for in the 1997 Parent Balance Sheet. There are no pending claims asserted for taxes of Parent or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Parent for any period. Parent has made all estimated income tax deposits and all other required tax payments or deposits and has complied for all prior periods in all material respects with the tax withholding provisions of all applicable federal, state, local, foreign and other laws.

     SECTION 4.10. Parent SEC Reports. Parent has heretofore made available to ATI Parent's Annual Reports on Form 10-K for the years ended December 31, 1994, 1995 and 1996 (the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1994, Parent has filed all forms, reports and documents with the Securities and Exchange Commission required to be filed by it pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations promulgated thereunder.

     SECTION  4.11.  Transactions  with  Affiliates.  Except as disclosed in the
Parent SEC Reports, no executive officer or director of Parent, or any person with whom any such executive officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons) has any interest in (i) any contract, arrangement or understanding with, or relating to, the business or operations of Parent, (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of Parent, or (iii) any property (real, personal or mixed, tangible or intangible) used, or currently intended to be used, in the business or operations of Parent.


                                   ARTICLE 5.
                        CERTAIN COVENANTS AND AGREEMENTS

     SECTION 5.1. Conduct of Business by ATI. From the date hereof to the Effective Time, ATI will, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in the ATI Disclosure Letter or consented to in writing by Parent:

     (i) Carry on its businesses in the ordinary course in substantially the same manner as heretofore conducted and not engage in any new line of business or enter into any agreement, transaction or activity or make any commitment except those in the ordinary course of business and not otherwise prohibited under this Section 5.1;

     (ii)Neither change nor amend its Certificate of Incorporation or Bylaws;

     (iii) Not sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of its capital stock of ATI or rights or obligations convertible into or exchangeable for any shares of its capital stock and not alter the terms of any of its presently outstanding options, warrants or other equity securities or make any changes (by split-up, combination, reorganization or otherwise) in its capital structure;

     (iv)Not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock or other equity securities, except for distributions of dividends to its shareholders in the ordinary course of business consistent with past practice, and not redeem, purchase or otherwise acquire any shares of its capital stock or other securities or rights or obligations convertible into or exchangeable for any shares of its capital stock or other securities or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

     (v) Not acquire or enter into an agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity;

     (vi)Use its reasonable efforts to preserve intact its corporate existence, goodwill and business organizations, to keep its officers and employees available to Parent and to preserve its relationships with customers, suppliers and others having business relations with it;

     (vii) Not (A) create, incur or assume any long-term debt (including obligations in respect of capital leases) or any short-term debt for borrowed money, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice, (C) make any loans or advances to any other person, except in the ordinary course of business and consistent with past practice, (D) make any capital contributions to, or investments in, any person, except in the ordinary course of business and consistent with past practices with respect to investments, (E) make any capital expenditure involving in excess of $10,000 in the case of any single expenditure or $20,000 in the case of all capital expenditures, or (F) purchase or commit to purchase more than $100,000 of inventory in the aggregate;

     (viii) Not enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers and directors nor pay or become obligated to pay any bonuses to, or grant any increase in the compensation of, officers, directors or employees, whether now or hereafter payable, including any such payment or increase pursuant to any option, bonus, stock purchase, pension, profit-sharing, deferred compensation, retirement or other plan, arrangement, contract or commitment; provided, however, that it shall be permitted hereunder to grant increases in the compensation payable to employees (but not executives or directors) in the ordinary course of business consistent with its 1997 budget and which do not in the case of any specific employee involve an increase in compensation in excess of ten percent (10%) of such employee's 1996 compensation and which in the aggregate do not involve an annualized compensation expense increase of $10,000 or more;

     (ix)Perform in all material respects all of its obligations under all ATI Material Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be an ATI Material Contract other than contracts to provide services entered into in the ordinary course of business;

     (x) Use its reasonable efforts to maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage to that now maintained by it;

     (xi)Use its reasonable efforts to continue to collect its accounts receivable and pay its accounts payable in the ordinary course of business and consistent with past practices; and

     (xii) Prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow Parent, at its request, to review all such returns, reports, filings and amendments at ATI's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

         In connection with the continued operation of ATI's business between the date of this Agreement and the Effective Time, ATI shall confer in good faith on a regular and frequent basis with one or more representatives of Parent designated in writing to report on operational matters of materiality and the general status of ongoing operations. ATI acknowledges that Parent does not and will not waive any rights it may have under this Agreement as a result of such consultations.

     SECTION 5.2. Inspection and Access to Information; Confidentiality.

     (a) Inspection and Access. Between the date of this Agreement and the Effective Time, ATI will provide Parent and its accountants, investment bankers, counsel and other authorized representatives full access, during reasonable business hours and under reasonable circumstances to any and all of its premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation) and will cause its respective officers to furnish to the other party and its authorized representatives any and all financial, technical and operating data and other information pertaining to its business, as each other party shall from time to time reasonably request.

     (b) Confidentiality. Parent shall, and shall use its best efforts to cause its authorized representatives to, hold in strict confidence, and not disclose to any person without the prior written consent of ATI, or use in any manner except in connection with the transactions contemplated hereby, all information obtained from ATI in connection with the transactions completed hereby, except that such information may be disclosed (i) where necessary to any regulatory authorities or governmental agencies, (ii) if required by court order or decree,
(iii) if it is ascertainable  or obtained from public or published  information,
(iv) if it is or becomes known to the public other than through disclosure by such party, (vi) if the recipient can demonstrate it was in its possession prior to disclosure thereof in connection with the Agreement, (vii) if the recipient can demonstrate it was independently developed by it, or (viii) if the disclosing party is advised in writing by counsel that it is legally required to make such disclosure.

     SECTION 5.3. No Solicitation; Acquisition Proposals

     (a) No Solicitation. From the date hereof until the Effective Time or until this Agreement is terminated or abandoned as provided in Article 8, ATI shall not, nor shall it authorize or permit any officer, director or employee of, or any attorney or other advisor or representative of ATI to, (i) solicit or initiate, or encourage the submission of, any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. For purposes hereof, "Acquisition Proposal" means an inquiry, proposal or acquisition or purchase of a substantial amount of assets of ATI (other than investors in the ordinary course of business) or of over 10% of any class of equity securities of ATI, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving ATI other than the transactions contemplated hereby, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to Parent of the Merger. ATI will notify Parent promptly in writing if ATI becomes aware that any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated with ATI with respect to an Acquisition Proposal. ATI shall immediately cease any existing activities, discussions or negotiations with any third parties which may have been conducted on or prior to the date hereof with respect to an Acquisition Proposal and shall direct and use reasonable efforts to cause its officers, advisors and representatives not to engage in any such activities, discussions or negotiations.

     (b) Action by Board. Except as set forth herein and subject to its fiduciary duties, the Board of Directors of ATI shall not (i) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (ii) enter into any type of agreement or letter of intent with respect to any Acquisition Proposal.

     (c) Liquidated Damages. If, (i) prior to the termination of this Agreement, ATI proposes to enter into an agreement or letter of intent with respect to any Acquisition Proposal, it shall concurrently with entering into such agreement or letter of intent pay, or cause to be paid, in same day funds to Parent up to $100,000 of the costs and expenses incurred by Parent in connection with the Merger, including fees and expenses of its accountants and counsel (the
"Expenses"), plus the sum of $250,000 (the "Termination Fee"), or (ii) an Acquisition Proposal shall have been made prior to the termination of this Agreement and within one year of such termination ATI enters into an agreement or letter of intent with respect to, or approves or recommends or takes any action to facilitate such Acquisition Proposal, ATI shall pay, or cause to be paid to Parent, in same day funds upon demand, the Expenses and the Termination Fee, provided that, so long as ATI is not then in breach of any of its obligations herein, no payment shall be due to Parent under subpart (ii) above if, at the time of the termination of this Agreement, ATI shall desire in good faith to proceed with the Merger, and Parent shall elect not to do so. The parties acknowledge that damages in the event of a breach of this Section 5.3 will be difficult to ascertain, and that the Expenses and the Termination Fee are intended to be full liquidated damages and such damages represent the parties' best estimate of their damages. The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages, in the event of a breach of this Section 5, and Parent acknowledges the Expenses and the Termination Fee are its sole and exclusive remedy for a breach of this Section 5.3.

     SECTION 5.4. Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, the parties hereto shall each use their reasonable, good faith efforts to perform their obligations herein and to take, or cause to be taken, or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger and the other transactions contemplated herein to be effected on or prior to January 30, 1998 in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including, without limitation:

     (i) ATI and Parent shall promptly make their respective filings and submissions and shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to obtain any required approval of any federal, state or local governmental agency or regulatory body with jurisdiction over the transactions contemplated by this Agreement.

     (ii)In the event any claim, action, suit, investigation or other proceeding by any governmental body or regulatory authority is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

     (iii) Each party shall give prompt written notice to the other of (A) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of ATI or Parent, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or that will or may result in the failure to satisfy any of the conditions specified in Article 6 hereof and (B) any failure of ATI or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any of them hereunder.

     (iv)Without the prior written consent of Parent, ATI will not terminate any employee if such termination would result in the payment of any amounts pursuant to "change in control" provisions of any employment agreement or arrangement.

     SECTION 5.5. Public Announcements. The timing and content of all announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance (unless Parent or ATI are advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law and then only after making a reasonable attempt to comply with the provisions of this Section 5.5).

     SECTION 5.6. Supplements to Disclosure Letters. From time to time prior to the Effective Time, ATI and Parent will each promptly supplement or amend the respective disclosure letters which will be delivered pursuant to this Agreement with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any such disclosure letter or which is necessary to correct any information in any such disclosure letter which has been rendered inaccurate thereby. No supplement or amendment to any such disclosure letter shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 6.2 or 6.3 of this Agreement.

     SECTION 5.7. Continuation of Business. Parent and Surviving Corporation each agree to continue the historic business of ATI or use a significant portion of ATI's historic business assets to the extent necessary to fulfill the continuity requirements for reorganizations under Section 368 of the Code as described in Treas. Reg. ss. 1.368-1(d).

     SECTION 5.8. Stockholder Matters. ATI shall call a special meeting of its stockholders to be held as soon as practicable after the date hereof for the purpose of voting upon this Agreement and the Merger and, through its Board of Directors, recommend to its stockholders approval of this Agreement and the Merger at such meeting.

     SECTION 5.9. Indemnification Against Certain Liabilities. Parent agrees that all rights to indemnification and all limitations of liability existing in favor of the officers and directors of ATI ("Indemnified Parties") as provided in its certificate of incorporation and bylaws as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to any indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.


                                   ARTICLE 6.
                                  OTHER MATTERS

     SECTION 6.1. Conditions to Each Party's Obligations. None of the parties hereto shall be obligated to effect the Merger if, at the Effective Time, (i) any injunction, writ or preliminary restraining order or any order of any nature shall have been issued by a court or governmental agency of competent jurisdiction to the effect that the Merger may not be consummated as herein provided, (ii) any proceeding or lawsuit shall have been commenced by any governmental or regulatory agency for the purpose of obtaining any such injunction, writ or preliminary restraining order, or (iii) written notice shall have been received from any such agency indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement.

     SECTION 6.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

     (a) Representations and Warranties. The representations and warranties of ATI set forth in Article 3 of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time.

     (b) Performance of Obligations of ATI. ATI shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement.

     (c) Opinion of Counsel. Parent shall have received an opinion from counsel for ATI, dated the Closing Date, in form and substance reasonably satisfactory to Parent, substantially to the effect that:

     (i)_) ATI is validly organized, existing, in good standing and authorized to do business in the state of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as currently conducted and, to the best of such counsel's knowledge, is duly qualified to do business in each other state in which the failure to so qualify would have a material adverse effect on its operations in such state.

     (ii)_) The Signing Stockholder and ATI have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     (iii)_) The officers of ATI who have executed this Agreement have the authority to so execute this Agreement on behalf of ATI.

     (iv)_) The Signing Stockholder and ATI have taken all requisite action to authorize, approve and carry out this Agreement and the transactions on the part of the Signing Stockholder contemplated hereby.

     (v)_) The execution, delivery and performance of this Agreement by the Signing Stockholder and ATI and the consummation of the transactions on the part of the Signing Stockholder and ATI contemplated by this Agreement will not result in any breach, violation, default or acceleration of the obligations of the Stockholders or ATI under any judgment, decree, order, lease, license, contract or other agreement which is applicable to the ATI Stockholders or ATI and of which such counsel has actual knowledge.

     (_)vi) Except as may be required by applicable federal and state securities laws, as to which no opinion need be expressed, the consummation of the transactions on the part of the Signing Stockholder or ATI contemplated by this Agreement does not require the consent, approval, authorization or order, giving of notice to, or the registration with, any court or any Federal, state, or other governmental authority, agency or instrumentality or any other person of which such counsel has actual knowledge.

     (vii)_) To such counsel's actual knowledge and except with respect to the pending litigation in the matter of Inverness Corp., et al v. ATI, Inc., et al. (the "Inverness Matter"), (A) no action or proceeding against the Signing Stockholder or ATI is pending before any court, or before or by any governmental body, to restrain, prohibit, invalidate or obtain damages with respect to or otherwise question or attack the transactions contemplated by this Agreement, and (B) the Signing Stockholder is not involved in any litigation which might have an adverse effect on ATI.

     (d) Authorization of Merger. All corporate action necessary by ATI to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

     (e) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filing of the Certificate of Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of ATI or Parent, following the Effective Time.

     (f) Certificates. ATI shall furnish Parent with a certificate of its appropriate officers as to compliance with the conditions set forth in Sections 6.2(a), (b) and (d).

     (g) Material Contracts. Parent shall have received consents to assignment of all ATI Material Contracts and ATI Customer Contracts or written waivers of the provisions of any ATI Material Contracts or ATI Customer Contracts requiring the consents or waivers of third parties as set forth in the ATI Disclosure Letter, except such required consents and waivers the failure of which to obtain would not in the aggregate have a material adverse effect on the assets, liabilities, results of operations, financial condition, business of ATI and its subsidiaries taken as a whole of ATI following the Effective Time.

     (h) Employment Agreement. Mr. Lin shall have executed and delivered an employment agreement in the form attached hereto as Exhibit 6.2(h) (the "Employment Agreement").

     (i) Non-Competition and Non-Disclosure Agreement. Mr. Lin shall have executed and delivered a non-competition and non-disclosure agreement in the form attached hereto as Exhibit 6.2(i) (the "Non-Competition Agreement").

     (j) Resignation Letters. Each of the officers and directors of ATI shall have tendered to Parent resignation letters in form and substance reasonably acceptable to Parent on or prior to the Closing Date, such resignations to be effective immediately following the Closing Date.

     (k) Repayment of Stockholder Loans. All loans from (or any other amounts advanced by) ATI to the ATI Stockholders shall have been repaid in full.

     (l) Escrow Agreement. Each of the Stockholders and the Escrow Agent shall have duly executed and delivered the Escrow Agreement.

     (m) Stock Purchase Transactions. Parent shall have entered into Stock Purchase Agreements with at least 16 of the ATI Stockholders listed on Exhibit 6.2(m) hereto, which agreements shall be satisfactory to Parent and such ATI Stockholders.

     (n) Dissenting Stockholders. Holders of not more than five percent (5%) of the outstanding shares of ATI Stock and ATI Common Stock (in the aggregate) shall have filed written notice with ATI that they intend to demand payment for their shares.

     (o) Registration Rights Agreement. Each of the Stockholders shall have executed and delivered a registration rights agreement in the form attached hereto as Exhibit 6.2(o) (the "Registration Rights Agreement").

     (p)  Charter   Amendment.   ATI  shall  have  amended  its  Certificate  of
Incorporation such that the holders of the ATI Stock may receive property other than cash in the event of a liquidation or deemed liquidation of ATI.

     SECTION 6.3. Conditions to Obligations of ATI. The obligations of ATI to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

     (a) Representations and Warranties. The representations and warranties of Parent set forth in Article 4 of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time.

     (b) Performance of Obligations by Parent. Parent shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement.

     (c) Authorization of Merger. All corporate action necessary by Parent and Merger Sub to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

     (d) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filing of the Certificate of Merger, and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of ATI following the Effective Time.

     (e) Certificates. Parent shall furnish ATI with a certificate of its appropriate officers as to compliance with the conditions set forth in Sections 6.3(a), (b) and (c).

     (f) Employment Agreement. Surviving Corporation and Parent shall have executed and delivered the Employment Agreement.

     (g) Escrow Agreement. Parent and the Escrow Agent shall have duly executed and delivered the Escrow Agreement.

     (h) Non-Competition Agreement. Surviving Corporation and Parent shall have duly executed and delivered the Non-Competition Agreement.

     (i) Registration Rights Agreement. Parent shall have duly executed and delivered the Registration Rights Agreement.

     (j) Opinion of Counsel. ATI shall have received an opinion from counsel for
Parent  and  Merger  Sub,   dated  the  Closing  Date,  in  form  and  substance
satisfactory to ATI, substantially to the effect that:

     (i) The Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, operate and lease its property and to carry on its business as it is now being conducted and, to such counsel's knowledge, is duly qualified to do business in each other state in which the failure to so qualify would have a material adverse effect on its operations in such state.

     (ii) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, operate and lease its property and to carry on its business as it is now being conducted and, to such counsel's knowledge, is duly qualified to do business in each other state in which the failure to so qualify would have a material adverse effect on its operations in such state.

     (iii)The Parent has the requisite power and authority to enter into the Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to authorize the execution, delivery and performance of the Agreement and the consummation by the Company of the Merger has been duly and validly taken.

     (iv) Merger Sub has the requisite power and authority to enter into the Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to authorize the execution, delivery and performance of the Agreement and the consummation by Merger Sub of the Merger has been duly and validly taken.

     (v) The Agreement has been duly and validly authorized, executed and delivered by the Company and Merger Sub.

     (vi) The Parent Common Stock to be issued by the Parent pursuant to the terms of the Agreement has been duly authorized and, when issued and delivered, will be validly issued and fully paid and non-assessable.

     (k) Release of Guaranty. The Parent shall have released Mr. Lin from his personal guaranty made in favor of the Parent, as assignee of BankBoston, N.A., relating to certain indebtedness of ATI owing to the Parent.

     (l) Certified Resolutions. The Parent shall have delivered to ATI a copy of the resolutions adopted by the Parent's Board of Directors with respect to the determination of the "acquisition price" being less than $15 million for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which resolutions shall have been certified by the Secretary or Assistant Secretary of Parent.


                                   ARTICLE 7.
                                     CLOSING

     The consummation of the transactions contemplated by this Agreement are herein referred to as the "Closing." The "Closing Date" shall be the date on which the Closing occurs. The Closing shall occur on the first business day following the day on which the last of the conditions (other than those conditions which by their terms are to occur only at the Closing) shall have been satisfied or, if permissible, waived, or such later date as the parties may agree. The Closing shall take place at the offices of Goodwin, Procter & Hoar LLP, Boston, Massachusetts or at such other place as ATI and Parent shall agree in writing.


                                   ARTICLE 8.
                                   TERMINATION

     SECTION 8.1. Termination and Abandonment. This Agreement may be terminated at any time prior to the Closing Date:

     (i) by mutual agreement of the Boards of Directors of ATI, Merger Sub and Parent;

     (ii) by ATI, if (A) the conditions set forth in Sections 6.1 and 6.3 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Parent on or before January 30, 1998, or (B) ATI determines, in its sole good faith judgment, within five (5) days of the date of the delivery of the Parent Disclosure Letter, that the exceptions set forth therein are materially adversely different from the representations and warranties of Parent in Article 4 hereof, provided that ATI shall inform Parent upon such termination as to the reasons for its determination; and

     (iii) by Parent or Merger Sub, if (A) the  conditions set forth in Sections
6.1 and 6.2 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by ATI on or before January 30, 1998, or (B) Parent determines, in its sole good faith judgment, within five (5) days of the date of the delivery of the ATI Disclosure Letter, that the exceptions set forth therein are materially adversely different from the representations and warranties of ATI in Article 3 hereof, provided that Parent shall inform ATI upon such termination as to the reasons for its determination, or (C) Parent determines, in its sole good faith judgment, within five (5) days of the date of the delivery of the 1997 Balance Sheet, that the financial condition or results of operations of ATI as of and for the eleven-month period ended November 30, 1997 are materially adversely different from the financial condition or results of operations of ATI as of and for the fiscal year ended December 31, 1996.

     SECTION 8.2. Specific Performance and Other Remedies. The parties hereto each acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein. the non-breaching party may be without an adequate remedy at law. Except as otherwise provided by Section 5.3 hereof, the parties each agree, therefore, that in the event that either party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

     SECTION 8.3. Effect of Termination. In the event of termination of this Agreement pursuant to this Article 8, this Agreement shall forthwith become void and there shall be no liability on the part of any party or its respective officers, directors or stockholders, except for obligations under Section 5.3 and this Section 8.3, all of which shall survive the termination. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any breach of any covenant or agreement in this Agreement.

                                   ARTICLE 9.
                                 INDEMNIFICATION

     SECTION 9.1. Definitions. For the purposes of this Article 9:

     (i)  "ATI  Indemnitors"   shall  mean  the  Signing   Stockholder  and  the
Stockholders (other than any Stockholders who perfect their right to dissent in accordance with the DGCL).

     (ii) "ATI Indemnitors Representative" shall mean Ernest H. Lin.

     (iii) "ATI  Indemnitees"  shall mean the stockholders of ATI, of record and
beneficially,   as  of  the  date   hereof,   and   their   respective   agents,
representatives, employees, heirs, devisees, legatees, successors and assigns.

     (iv) "Indemnification Claim" shall mean a claim for indemnification hereunder.

     (v) "Indemnitee" or "Indemnitees" shall mean one or more, as the case may be, of the Parent Indemnitees and the ATI Indemnitees, without distinction.

     (vi) "Indemnitor" or "Indemnitors" shall mean one or more, as the case may be, of the Parent Indemnitors and the ATI Indemnitors, without distinction.

     (vii) "Indemnitors Representative" shall mean Parent or Mr. Lin, without distinction, as the case may be.

     (viii) "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages (including special and consequential damages), liabilities, costs and expenses, including, without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses, provided that Losses shall be determined net of any insurance proceeds received by the Indemnitee in respect of the subject matter of an Indemnification Claim.

     (ix) "Parent Indemnitees" shall mean Parent, the Surviving Corporation, and their respective agents, representatives, employees, officers, directors, shareholders, controlling persons and affiliates (other than the ATI Stockholders).

     (x) "Parent Indemnitors" shall mean Parent and the Surviving Corporation, jointly and severally.

     (xi) "Parent Indemnitors Representative" shall mean Parent.

     (xii) "Third Party Claim" shall mean any claim, suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

     SECTION 9.2. Agreement of ATI Indemnitors to Indemnify. Subject to the terms and conditions of this Article 9, the ATI Indemnitors, who shall be jointly liable proportionately on the basis on which their respective Escrow Shares (assuming the full release thereof to such persons) bears to the total number of Escrow Shares, and not jointly and severally, such that each individual ATI Indemnitor's liability under this Section 9.2 shall never exceed such proportionate amount of the respective Indemnitor's Losses for which indemnity is sought hereunder (other than with respect to Mr. Lin whose liability under this Section 9.2 shall not exceed the sum of (a) his proportionate amount of the Losses determined in accordance with the foregoing manner and (b) the value of the Signing Stockholder Parent Shares (as hereinafter defined)), agree to indemnify, defend and hold harmless Parent Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, a Parent Indemnitee and resulting from, based upon or arising out of:

     (i) the inaccuracy, untruth or incompleteness of any representation or warranty of ATI contained in or made pursuant to this Agreement or the ATI Disclosure Letter, in each case as supplemented or amended by the ATI Disclosure Letter, as amended from time to time prior to the Effective Time, or in or made pursuant to any Exhibit furnished by ATI or the ATI Indemnitors in connection herewith regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional;

     (ii)a breach of or failure to perform any covenant, undertaking, condition or agreement of ATI or the ATI Indemnitors made in this Agreement regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional;

     (iii) the business or operations of ATI prior to the Effective Time or the actions or omissions of ATI's officers, directors, stockholders, employees or agents prior to the Effective Time, irrespective of the date that any claim, suit or other course of action related thereto is filed or otherwise instituted, provided that the foregoing shall not apply to any liability of ATI disclosed in the ATI Disclosure Letter or reflected in the ATI Financial Statements or the 1997 Balance Sheet;

     (iv)any claim by any former stockholder of ATI, or any predecessor thereto,
involving  the  transactions   contemplated  hereby  or  any  prior  transaction
involving any shares of capital stock of ATI; or

     (v) the Inverness Matter to the extent such Losses exceed $300,000.

     SECTION 9.3. Agreement of Parent Indemnitors to Indemnify. Subject to the terms and conditions of this Article 9, the Parent Indemnitors, jointly and severally, agree to indemnify, defend and hold harmless the ATI Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, each ATI Indemnitee and resulting from, based upon, arising out of or in connection with:

     (i) the inaccuracy, untruth, or incompleteness of any representation or warranty of any Parent Indemnitor, contained in or made pursuant to this Agreement or the Parent Disclosure Letter, in each case as supplemented or amended by the Parent Disclosure Letter, as amended from time to time prior to the Effective Time, or in or made pursuant to any Exhibit furnished by the Parent Indemnitors, or either of them, in connection herewith regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional; or

     (ii)a breach of or failure to perform any covenant, undertaking, condition or agreement of the Parent Indemnitors, or either of them, made in this Agreement or in any Exhibit to this Agreement regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional.

     SECTION  9.4.   Procedures  for   Indemnification.   The   obligations  and
liabilities of the parties with respect to an Indemnification Claim shall be subject to the following terms and conditions:

     (i) An Indemnification Claim shall be made by a Parent Indemnitee by delivery of a written notice to the ATI Indemnitors Representative requesting indemnification from the ATI Indemnitors and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

     (ii)An Indemnification Claim shall be made by an ATI Indemnitee by delivery of a written notice to the Parent Indemnitors Representative requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

     (iii) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 9.5 hereof shall also be observed by the Indemnitee and the Indemnitors Representative.

     (iv)If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitors Representative shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitors Representative on behalf of all the subject Indemnitors, and the Indemnification Claim shall be paid in accordance with subsection (v) hereof.

     (v) Upon determination of the amount of an Indemnification Claim, whether by agreement between the Indemnitors Representative and the Indemnitee or otherwise, the Indemnitors shall pay the amount of such Indemnification Claim within ten (10) days of the date such amount is determined.

     SECTION 9.5. Third Party Claims. The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

     (i) The Indemnitee shall give the applicable Indemnitors Representative written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitors Representative, on behalf of the Indemnitors, may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Indemnitors Representative of such claim shall not relieve the Indemnitors of any liability that they may have with respect to such claim except to the extent the Indemnitors Representative demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitors Representative shall be an acknowledgment of the obligation of the Indemnitors to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitors Representative fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Indemnitors Representative by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnitors Representative and which settlement, if any, is reasonably satisfactory to the Indemnitor Representative. In the circumstances described in the immediately preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 9.3 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

     (ii) If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnitors Representative, and the reasonable costs and expenses of the
Indemnitee   in  connection   therewith   shall  be  included  as  part  of  the
indemnification obligations of the Indemnitors hereunder. If the Indemnitee shall elect to exercise such right, the Indemnitors Representative shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

     (iii) No settlement of a Third Party Claim involving the asserted liability of the Indemnitors under this Article 9 shall be made without the prior written consent by or on behalf of the Indemnitors Representative, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $20,000 or less where the Indemnitors Representative has not responded within five (5) business days of notice of a proposed settlement. If the Indemnitors Representative assumes the defense of such a Third Party Claim,
(A) no compromise or settlement thereof may be effected by the Indemnitors Representative without the Indemnitee's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee,
(ii) the sole relief provided is monetary damages that are paid in full by the Indemnitors, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (B) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

     (iv) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested), provided that the receiving party agrees to maintain the confidential nature of the information provided to the receiving party to the reasonable satisfaction of the party providing such information.

     SECTION 9.6. Rights and Remedies Exclusive. Except as expressly provided in
Section 5.3 hereof and except to the extent the same shall have been the result of common-law fraud, intentional omission or deliberate concealment by or on behalf of an Indemnitor, the rights of the Indemnitees under this Article 9 shall be the exclusive rights and remedies of the Indemnitees for any breach of the representations and warranties on the part of any Indemnitor; provided, however, that this Section 9.6 does not limit the rights of any party under any of the Exhibits hereto.

     SECTION 9.7. Survival. Subject to Section 9.8 hereof, all representations, warranties and agreements contained in this Agreement or in any certificate, schedule or exhibit delivered pursuant to this Agreement, in each case as supplemented or amended by the respective ATI's or the Parent's Disclosure Letter, as amended from time to time prior to the Effective Time, shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

     SECTION 9.8. Time Limitations

     (i) If the Closing occurs, the ATI Indemnitors shall have no liability under Section 9.2, unless on or before the 18th month anniversary of the Closing Date the ATI Indemnitors Representative is given notice asserting an
Indemnification Claim with respect thereto; provided, however, that an Indemnification Claim based upon a breach of the representations and warranties of ATI contained in (a) Sections 3.1, 3.2, 3.3, 3.4(b) and 3.16 may be made at any time except as limited by law, (b) Section 3.11 may be made at any time prior to the expiration of the applicable statutes of limitations relative to the liability relating thereto; and (c) Section 3.17 may be made at any time prior to the fifth anniversary of the Closing Date.

     (ii) If the Closing occurs, the Parent Indemnitors shall have no liability under Section 9.3, unless on or before the 18th month anniversary of the Closing Date the Parent Indemnitors are given notice asserting an Indemnification Claim with respect thereto; provided, however, that an Indemnification Claim based upon a breach of the representations and warranties of the Parent Indemnitors contained in (a) Sections 4.1, 4.2, 4.3 and 4.4 may be made at any time except as limited by law and (b) Section 4.9 may be made at any time prior to the expiration of the applicable statutes of limitations relative to the liability relating thereto.

     SECTION 9.9. Limitations as to Amount Payable by ATI Indemnitors. The ATI Indemnitors shall have no liability with respect to the matters described in
Section 9.2 until the total of all Losses with respect thereto (other than Losses described in Section 9.2(v)) exceeds $100,000, in which event the ATI Indemnitors shall be obligated to indemnify the Indemnitees as provided in this
Article 9 for all such Losses. Except as provided below in this Section 9.9, the maximum amount of any claim against the ATI Indemnitors shall not exceed the sum of (i) $5,000,000 and (ii) the value of the Parent Shares to be issued to the Signing Stockholder (the "Signing Stockholder Parent Shares") where such shares are valued at the Average Closing Price. Notwithstanding anything herein to the contrary, satisfaction of any claim by the Parent Indemnitees under this Article 9 shall be limited to and made by a redemption of the Parent Shares and Escrow Shares (with each such share having a value equal to the Average Closing Price) as follows: first by a redemption of the Signing Stockholder Parent Shares and second by a redemption of the Escrow Shares which have become releasable under the terms of the Escrow Agreement to the ATI Stockholders; provided, however, that if the conditions precedent to the release of all or any portion of the Escrow Shares have been satisfied, then the satisfaction of any claim by the Parent Indemnitees under this Article 9 shall be made first by a redemption of Escrow Shares to the extent released and second by a redemption of the Signing Stockholder Parent Shares. The limitations set forth above in this Section 9.9 with respect to the aggregate amount of claims made against the ATI Indemnitors (but not the method of satisfying such claims pursuant to the immediately preceding sentence hereof) shall not apply to any intentional misrepresentation or breach of warranty by or on behalf of ATI or any intentional failure to perform or comply with any covenant or agreement of ATI, and ATI shall be liable for all Losses with respect thereto.

     SECTION 9.10. Limitations as to Amount Payable by Parent and Surviving Corporation. The Parent Indemnitors shall have no liability with respect to the matters described in Section 9.2 until the total of all Losses with respect thereto exceeds $50,000, in which event the Parent Indemnitors shall be obligated to indemnify the ATI Indemnitees as provided in this Article 9 for all such Losses up to an aggregate of $2,000,000.

     SECTION 9.11. Subrogation. Upon payment in full of any Indemnification Claim, whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

     SECTION 9.12. Appointment of ATI Indemnitors Representative. Each ATI Indemnitor constitutes and appoints the ATI Indemnitors Representative as his true and lawful attorney-in-fact to act for and on behalf of such ATI Indemnitor in all matters relating to or arising out of this Article 9 and the liability or asserted liability of such ATI Indemnitor hereunder, including specifically, but without limitation, accepting and agreeing to the liability of such ATI Indemnitor with respect to any Indemnification Claim, objecting to any Indemnification Claim, disputing the liability of such ATI Indemnitor, or the amount of such liability, with respect to any Indemnification Claim and prosecuting and resolving such dispute as herein provided, accepting the defense, compromise and settlement of any Third Party Claim on behalf of such ATI Indemnitor or refusing to accept the same, settling and compromising the liability of such ATI Indemnitor hereunder, instituting and prosecuting such actions (including arbitration proceedings) as the ATI Indemnitors Representative shall deem appropriate in connection with any of the foregoing and retaining counsel, accountants, appraisers and other advisers in connection with any of the foregoing, all for the account of the ATI Indemnitor, such ATI Indemnitor agreeing to be fully bound by the acts, decisions and agreements of the ATI Indemnitor Representative taken and done pursuant to the authority herein granted. Each ATI Indemnitor hereby agrees to indemnify and to save and hold harmless the ATI Indemnitors Representative from any liability incurred by the ATI Indemnitors Representative based upon or arising out of any act, whether of omission or commission, of the ATI Indemnitors Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of the ATI Indemnitors Representative that constitute gross negligence or willful misconduct in the exercise by the ATI Indemnitors Representative of the authority herein granted. The death or incapacity of any ATI Indemnitor shall not terminate the authority and agency of the ATI Indemnitors Representative. In the event of the resignation of an ATI Indemnitors Representative, the resigning ATI Indemnitors Representative shall appoint a successor either from among the ATI Indemnitors or who shall otherwise be acceptable to Parent and who shall agree in writing to accept such appointment, and the resigning ATI Indemnitors Representative's resignation shall not be effective until such a successor shall exist. If an ATI Indemnitors Representative should die or become incapacitated, his successor shall be appointed within thirty (30) days of his death or incapacity by a majority of the ATI Indemnitors, and such successor either shall be a Stockholder or shall otherwise be acceptable to Parent. The choice of a successor ATI Indemnitors Representative appointed in any manner permitted above shall be final and binding upon all of the ATI Indemnitors. The decisions and actions of any successor ATI Indemnitors Representative shall be, for all purposes, those of an ATI Indemnitors Representative as if originally named herein.

     SECTION 9.13. Payment. In the event that any Indemnitor is required to make any payment under this Article 9, such party shall promptly pay the Indemnitee the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article 9, the Indemnitor shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Article 9 and the portion, if any, theretofore paid shall bear interest as provided below. If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnitor shall pay the Indemnitee interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be the lowest rate of interest generally charged from time to time by Morgan Guaranty Trust Company of New York and publicly announced by such bank as its so-called "prime rate."


                                   ARTICLE 10.
                            MISCELLANEOUS PROVISIONS

     SECTION 10.1. Notices. All notices, communications and deliveries hereunder shall be made in writing signed by the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be deemed given or made on the date delivered if delivered in person or on the third (3rd) business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) as follows:


         To Parent, Merger Sub or the Surviving Corporation:

              World Access, Inc.
              945 E. Paces Ferry Road
              Suite 2240
              Atlanta, Georgia 30326
              Attn:  Mr. Mark A. Gergel

         with a copy to:

              Rogers & Hardin LLP
              2700 International Tower, Peachtree Center
              229 Peachtree Street, N.E.
              Atlanta, Georgia 30303
              Attn: Steven E. Fox, Esq.

         To ATI or the Signing Stockholder:

              Advanced TechCom, Inc.
              181 Ballardvale Street
              Wilmington, Massachusetts  01887
              Attn:  Mr. Ernest H. Lin

         with a copy to:

              Goodwin, Procter & Hoar LLP
              Exchange Place
              Boston, Massachusetts  021909-2881
              Attn:  Paul W. Lee, Esq.

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing.

     SECTION 10.2. Disclosure Letters and Exhibits. The ATI Disclosure Letter and the Parent Disclosure Letter and all Exhibits hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

     SECTION 10.3. Assignment; Successors in Interest. No assignment or transfer by Parent, Merger Sub or ATI of their respective rights and obligations hereunder prior to the Closing shall be made except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

     SECTION 10.4. Number; Gender. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

     SECTION 10.5. Captions. The titles, captions and table of contents contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Exhibits are references to Exhibits to this Agreement and the ATI Disclosure Letter and the Parent Disclosure Letter.

     SECTION 10.6. Controlling Law; Jurisdiction; Integration; Amendment. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia without reference to Georgia's choice of law rules and each of the parties hereto hereby consents to personal jurisdiction in any federal or state court in the State of Georgia. This Agreement and the documents executed pursuant hereto supersede all negotiations, agreements and understandings among the parties with respect to the subject matter hereof and constitutes the entire agreement among the parties hereto, this Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

     SECTION 10.7. Knowledge. As used in this Agreement, (i) the terms "the best knowledge of ATI," "known to ATI" or words of similar import used herein with respect to ATI shall mean the actual knowledge of any senior executive officer of ATI, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matters at hand; and (ii) the terms "the best knowledge of Parent," "known to Parent" or words of similar import used herein with respect to Parent shall mean the actual knowledge of any senior executive officer of Parent, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matters at hand.

     SECTION 10.8. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

     SECTION 10.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

     SECTION 10.10. Enforcement of Certain Rights. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto, and their successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement.

     SECTION 10.11. Waiver. At any time prior to the Effective Time, the parties hereto, by or pursuant to action taken by their respective Boards of Directors in the case of Parent, Merger Sub and ATI, may, to the extent legally permitted:
(a) extend the time for the performance of any of the obligations or other acts of any other party; (b) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document or certificate delivered pursuant hereto; (c) waive compliance or performance by any other party with any of the covenants, agreements or obligations of such party contained herein; and (d) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

     SECTION 10.12. Fees and Expenses. Each party hereto shall pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the fees, costs and expenses of its financial advisors, accountants and counsel; provided, however, that the ATI Stockholders shall pay all of such fees, costs and expenses incurred by ATI in excess of Fifty Thousand Dollars ($50,000).


                           [Signatures on next pages]

         IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Agreement or have caused this Agreement to be duly executed under seal on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.



                                       _____________________________(SEAL)
                                             ERNEST H. LIN


                                       ADVANCED TECHCOM, INC.



                                       By:________________________________
                                       Its:_______________________________


                                       Attest:____________________________
                                       Its:_______________________________
                                            [CORPORATE SEAL]

                                       WORLD ACCESS, INC.



                                       By:________________________________
                                       Its:_______________________________


                                       Attest:____________________________
                                       Its:_______________________________

                                            [CORPORATE SEAL]


                                       CELLULAR INFRASTRUCTURE SUPPLY, INC.



                                       By:_______________________________
                                       Its:______________________________


                                       Attest:___________________________
                                       Its:______________________________

                                            [CORPORATE SEAL]

EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 29th day of January, 1998, by and between ERNEST H. LIN, a resident of the Commonwealth of Massachusetts ("Employee"), CELLULAR INFRASTRUCTURE SUPPLY, INC., a Delaware corporation ("Company"), and WORLD ACCESS, INC., a Delaware corporation and the parent of the Company (the "Parent").

                              W I T N E S S E T H:

         WHEREAS, the Company and Employee each desire to enter into this Agreement, pursuant to which the Company will employ the Employee on the terms and conditions hereinafter set forth and to make certain other agreements;

         NOW, THEREFORE, in consideration of the premises and of the promises and agreement hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1. Employment.

         1.1. General Employment. Subject to the terms hereof, the Company hereby employs Employee, and Employee hereby accepts such employment. Employee will devote his full business time and best efforts to rendering services on behalf of the Company.

SECTION 2. Position.

         2.1. Title and Duties. Employee will serve as the President of the Advanced TechCom Division of the Company (the "ATI Division") and, as such, Employee will report to the President of the Transport and Access Group of the Parent. If, at any time after December 31, 1998, the ATI Division is not performing in accordance with its business plan, then the Parent may remove the Employee as President, and, if so removed, Employee shall serve as a senior officer of the ATI Division with such title and having such duties as Employee and Parent shall mutually agree and the successor President of the ATI Division to be appointed by Parent shall be reasonably satisfactory to Employee. Employee shall exercise such authority and perform such duties relating to Company as are considered standard and typical for an officer in his position. Subject to such travel requirements as may be reasonably necessary to the performance of Employee's duties hereunder, Employee will be required to perform the services and duties provided for in this Agreement only at the location of the offices of the Company in the Boston, Massachusetts metropolitan area, or at such other location of the Company as the Employee and the Company may mutually agree.

SECTION 3. Term.

         3.1. Initial Term. The employment of Employee hereunder will commence on the date hereof (the "Effective Date") and will continue until the earlier of:

                  (a)      December 31, 1999 (the "Initial Term"); or
                  (b)      the occurrence of any of the following events:
                           (i) the death or total  disability of Employee (total
                  disability meaning the failure of Employee to perform his normal required services hereunder at his office for a period of three (3) consecutive months, by reason of Employee's mental or physical disability as so determined by a licensed physician selected by the Company satisfactory to Employee);

                           (ii) the  mutual  written  agreement  of the  parties
                  hereto to terminate Employee's employment hereunder; or

                           (iii)  the   Company's   termination   of  Employee's
                  employment hereunder, upon thirty (30) days' prior written notice to Employee, for "good cause".

         (c) For purposes of this Section, "good cause" for termination of Employee's employment will exist:

                           (i) if Employee is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony;

                           (ii) if,  in the sole  determination  of the Board of
                  Directors of the Company ("Board"), and as set forth in a written statement executed by the Board (not including Employee, if he is a Director), Employee has engaged in conduct or activities materially damaging to the business of the Company (it being understood, however, that neither conduct nor activities pursuant to Employee's exercise of his good faith business judgment nor unintentional physical damage to any property of the Company by Employee will be a ground for such a determination by the Board); or

                           (iii) if Employee has failed without reasonable cause
                  to devote his full business time and reasonable efforts to the business of the Company and, after written notice from the Company of such failure, Employee at any time thereafter again so fails, provided that the Company gives Employee notice of such failure prior to or together with any such notice of termination.

         3.2. Renewal. The term of this Agreement will automatically renew after the expiration of the Initial Term for one or more additional one (1) year terms unless either party gives notice of non-renewal to the other party at least sixty (60) days prior to the expiration of the then-existing term, in which event this Agreement will terminate upon the expiration of the then-existing term.

SECTION 4. Compensation and Benefits.

         4.1.     Salary.

                  (a) The Company will pay Employee a salary at the annual rate of One Hundred Fifty Thousand Dollars ($150,000) payable bi-weekly in accordance with the payroll payment practices adopted from time to time by the Company. Employee shall also be entitled to receive an annual bonus as described in
Section 4.3 hereof.

                  (b) The Company agrees to consider and, if it deems appropriate, to declare, from time to time (although no more than once during each 12 month period commencing each January 1) increases in the salary it pays Employee based upon inflation, adjustments to the salaries of other senior management personnel, the past performance of Employee and the contribution Employee makes to the business and profits of the Company during the term hereof

         4.2.     Compensation Upon Termination or During Disability.

                  (a) Should Employee's employment be terminated upon the expiration of the term of this Agreement, as set forth in Section 3.1(a) or
(b)(ii), the Company shall pay Employee his full salary through the date of such termination at the rate in effect at that time, and Employee shall have the right to exercise any and all vested stock options granted to him, pursuant to the terms and conditions of Parent's stock option plan.

                  (b) Should Employee's employment be terminated by reason of his death, as set forth in Section 3.1(b)(i), the Company shall pay to such person as he shall designate in a notice filed with the Company, or, if no such person shall be designated, to his estate as a lump sum death benefit, his full salary to the date of his death, in addition to any payments Employee's spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy maintained by the Company. Employee's designee, estate or spouse, as the case may be, shall have the right to exercise any and all vested stock options granted to Employee prior to his date of death, pursuant to the terms and conditions of Parent's stock option plan.

                  (c) During any period that Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, Employee shall continue to receive his full salary and bonus payments until Employee's employment is terminated for total disability pursuant to Section 3.1(b)(i). Upon termination of his employment for total disability, Employee or his representative, as the case may be, shall have the right to exercise any and all vested stock options granted to Employee prior to the date of his termination for total disability, pursuant to the terms and conditions of Parent's stock option plan.

                  (d) Should Employee's employment be terminated for "good cause," as set forth in Section 3.1(b)(iii), the Company shall pay his full salary through the date of such termination at a rate in effect at the time of his termination.

                  (e) Employee shall not be required to mitigate the amount of any payment provided for in Section 4 of this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in
Section 4 of this Agreement be reduced by any compensation earned by Employee as the result of employment by another employer after Employee's employment with the Company terminates.

         4.3. Bonus; Benefits. From and after January 1, 1998, Employee shall be entitled to participate in the incentive and bonus programs of the Company and Parent to the same extent as others who hold positions and responsibilities comparable to that of Employee, and the terms of such programs shall provide that Employee shall be eligible to earn an annual bonus in an amount equal to at least thirty percent (30%) of Employee's annual salary. Employee shall be entitled during the term of his employment to receive such employee benefits consistent with the policies of the Company as applied to employees generally.

         4.4. Grant of Stock Options to Employee. During the term of this Agreement, the Employee shall be eligible to participate in the 1991 Stock Option Plan of Parent (the "Option Plan"), on the terms and subject to the conditions under which participation in such plan is made available to eligible employees of the Parent or its affiliates. On the Effective Date hereof, the Parent shall grant to Employee non-qualified stock options to purchase 50,000 shares of the common stock of Parent, for a purchase price equal to the fair market value of such shares on the date of grant, vesting at a rate of twenty-five percent (25%) on each of the first four (4) anniversaries of the date of the grant.

         4.5. Designation of Employees to Receive Stock Options. Upon execution of this Agreement, the Company shall grant Employee the right to designate employees of the ATI Division, other than Employee, as grantees of non-qualified stock options to purchase 200,000 shares of the common stock of Parent for a purchase price equal to the fair market value of such shares on the date of grant pursuant to the Option Plan, vesting at the rate of twenty-five percent (25%) on each of the first four (4) anniversaries of the date of the grant.

         4.6.     Insurance.

                  (a) Life and Other Insurance. The Company will, at its expense, provide or arrange for and keep in effect, during the term of Employee's employment hereunder, so long as he is insurable, such group term life insurance, accidental death and dismemberment insurance and long term disability insurance, or their equivalents, as is provided from time to time for executives of Parent and its subsidiaries holding positions and responsibilities comparable to those of Employee.

                  (b) Medical Insurance. During the term of Employee's employment hereunder, the Company will, at its expense, provide or arrange for and keep in effect, hospitalization, major medical and similar medical and health insurance for Employee and his family, to the same extent as is provided from time to time for executives of Parent and its subsidiaries holding positions and responsibilities comparable to those of Employee.

         4.7. Vacation; Leave. Employee will be entitled to the same number of days of paid vacation during each year of his employment hereunder as is allowed to other executives of Parent and its subsidiaries holding positions and responsibilities comparable to those of Employee. Employee shall be entitled to leave of absence and leave for illness or temporary disability in accordance with policies in effect for executives of Parent and its subsidiaries holding positions and responsibilities comparable to those of Employee, and any leave on account of illness or temporary disability which is short of total disability (as set forth in Section 3.1 hereof) shall not constitute a breach by the Employee of his agreements hereunder.

         4.8. Retirement Benefits. During the term of his employment hereunder, Employee shall have the same right as other executives of Parent and its subsidiaries holding positions and responsibilities comparable to those of Employee to participate in all profit-sharing, pension and other retirement plans as are now, or as may hereafter be, established by Parent.

         4.9. Out-of-Pocket Expenses. The Company will reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the performance of his duties hereunder upon presentation of appropriate vouchers therefor.

SECTION 5. Miscellaneous.

         5.1. Successors; Binding Effect. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if his employment were terminated without "good cause." The date on which any such succession becomes effective shall be deemed to be the date of Employee's termination. This Agreement will inure to the benefit of and will be binding upon Employee, his executor, administrator, personal representatives and assigns, and upon the Company and its successors and assigns; provided, however, that the obligation and duties of Employee may not be assigned or delegated.

         5.2. Governing Law. This Agreement will be deemed to be made in, and in all respects interpreted, construed and governed by and in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflict of laws.

         5.3. Invalid Provisions. The parties herein hereby agree that the agreements, provisions and covenants contained in this Agreement are severable and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that such agreement, provision and covenant constitutes an enforceable obligation between the Company and Employee. Consequently, the parties hereto agree that neither the invalidity nor the enforceability of any agreement, provision or covenant of this Agreement will affect the other agreements, provisions or covenants hereof, and this Agreement will remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted.

         5.4. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         5.5. Notices. All communications provided for hereunder will be in writing and will be deemed to given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and

         (a)      If to Employee, addressed to:

                                    Ernest H. Lin
                                    ======================

         (b)      If to the Company, addressed to:

                                    Cellular Infrastructure Supply, Inc.
                                    c/o World Access, Inc.
                                    945 E. Paces Ferry Road, Suite 2240
                                    Atlanta, Georgia  30326
                                    Attn:  Chief Executive Officer

or at such other place or places or to such other person or persons as will be designated in writing by the parties hereto in the manner provided above for notices.

         5.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

         5.7. Waiver of Breach. The waiver by the Company of a breach of any provision, agreement or covenant of this Agreement by Employee will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision, agreement or covenant by Employee.

         5.8. Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement thereof notwithstanding any representation or statements to the contrary heretofore made. This Agreement may be modified only by written instrument signed by each of the parties hereto.

         IN WITNESS WHEREOF, Employee has extended and delivered this Agreement, and each of the Company and the Parent has caused this Agreement to be duly executed and delivered by its duly authorized officers, all on the day and year first written above.



                                       -------------------------------
                                       ERNEST H. LIN


                                       CELLULAR INFRASTRUCTURE SUPPLY, INC.


                                       By:____________________________
                                       Its:___________________________


                                       WORLD ACCESS, INC.


                                       By:____________________________
                                       Its:___________________________

EXHIBIT 10.2



                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (the "Agreement") is made and entered into as of the 29th day of January, 1998, by and among WORLD ACCESS, INC., a Delaware corporation ("Parent"), CELLULAR INFRASTRUCTURE SUPPLY, INC., a Delaware corporation (the "Surviving Corporation"), CAUTHEN & FELDMAN, P.A., a Florida professional association (the "Escrow Agent"), and each of the stockholders of Advanced TechCom, Inc., a Delaware corporation ("ATI"), listed on Schedule 1 hereto (each such person a "Stockholder" and, collectively, the "Stockholders").

                              W I T N E S S E T H:

         WHEREAS, the Stockholders are all of the holders of the Series A Convertible Preferred Stock, $.10 par value per share, of ATI;

         WHEREAS, certain of the parties hereto, among others, have entered into an Agreement and Plan of Merger dated as of December 24, 1997, a copy of which is attached hereto as Exhibit A and incorporated herein by reference (the "Merger Agreement"), pursuant to which, among other things, ATI will be merged with and into the Surviving Corporation, a wholly-owned subsidiary of Parent, with the separate corporate existence of ATI then terminating (the "Merger"); and

         WHEREAS, Section 2.1(a)(i)(B) of the Merger Agreement requires Parent to deliver 209,050 shares (the "Escrow Shares") of its common stock, $.01 par value per share, to the Escrow Agent, to hold and distribute such shares pursuant to the terms hereof;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Escrow Deposit. Within ten (10) business days of the execution hereof, Parent shall cause to be delivered to the Escrow Agent, to be held and distributed as hereinafter provided, a stock certificate issued in the names of the Stockholders representing the Escrow Shares, and each of the Stockholders shall deliver to the Escrow Agent a stock power duly endorsed in blank with signature guarantee with respect to the Escrow Shares.

         2. Property Distributed in Respect of Escrow Shares. During the term hereof, the Escrow Agent shall receive all of the money, securities, rights or property distributed in respect of the Escrow Shares, including any such property distributed as dividends, such property to be held and administered as herein provided (the "Share Proceeds").

         3. Voting and Transfer of Escrow Shares. For so long as the Escrow Shares are held by the Escrow Agent, the Stockholders shall be entitled to exercise any and all voting or consensual rights and powers relating to or pertaining to the Escrow Shares so held by the Escrow Agent. No Stockholder shall transfer the Escrow Shares, or any interest therein, during the term of this Agreement, except under the laws of descent and distribution.

         4. Fees of Escrow Agent. The Escrow Agent shall be entitled to a fee (the "Escrow Fee") based upon its normal hourly billing rate as compensation for its services hereunder. The Escrow Fee shall be payable by Parent upon demand therefor from the Escrow Agent. The Parent upon demand therefor shall reimburse the Escrow Agent for all costs and expenses incurred by the Escrow Agent in connection with the performance of its duties hereunder.

         5.       Distribution of Escrow Shares.

         (a) Upon receipt of the certificates provided in Section 7 below, the Escrow Agent shall distribute the Escrow Shares held by it under this Agreement in the aggregate amounts (each a "Release Amount") (together with the pro rata portion of the Share Proceeds, if any, allocable thereto) based upon the Pre-Tax Net Income (as hereinafter defined) of the ATI Division of the Surviving Corporation (the "ATI Division") on the release dates set forth below (each a "Release Date") for the performance period set forth below (each a "Performance Period") which corresponds with such Release Date. Notwithstanding the foregoing, any Share Proceeds that consist solely of cash shall be distributed to the Stockholders promptly upon receipt thereof, and a Stockholder shall be entitled to receive such cash in an amount equal to the aggregate of all such cash to be distributed multiplied by the Proportionate Interest (as set forth in Column C of Schedule 1 hereto) of each such Stockholder. No fractional Escrow Shares will be released. In lieu thereof, if a Stockholder would otherwise have been entitled to a fractional share hereunder, then such Stockholder shall be entitled to receive an amount in cash in lieu of such fractional share, based on a value per share of the Escrow Shares equal to the Average Closing Price (as hereinafter defined) and the Parent shall promptly deposit with Escrow Agent an amount sufficient to fund all such cash amounts prior to each Release Date. Notwithstanding anything herein to the contrary, in the event the Signing Stockholder Parent Shares (as defined in the Merger Agreement) have been redeemed to satisfy a claim by the Parent Indemnities (as defined in the Merger Agreement) pursuant to Article 9 of the Merger Agreement and subsequently a Release Amount becomes releasable hereunder, the Escrow Shares, to the extent possible, shall be released to the Signing Stockholder (as defined in the Merger Agreement) instead of the Stockholders so that the Signing Stockholder receives a number of shares equal to the number of Signing Stockholder Parent Shares used to satisfy any claims by the Parent Indemnities, with each Stockholder contributing a pro rata portion of the Escrow Shares (together with a pro rata portion of the Share Proceeds, if any, since the date the Signing Stockholder Parent Shares were redeemed) on the basis of each Stockholder's Proportionate Interest.

       Performance Period                                       Release Date
----------------------------------                          -------------------
December 15, 1997 to and including
December 31, 1998 (the
"First Performance Period")                                  February 15, 1999

January 1, 1999 to and including
December 31, 1999 (the
"Second Performance Period")                                 February 15, 2000

         The aggregate amount of the Release Amount releasable hereunder to the Stockholders on the Release Date which corresponds to the First Performance Period will be determined based on the Pre-Tax Net Income as set forth in Release Table No. 1 below. If the Pre-Tax Net Income is between the "less than" and "greater than" amounts, the aggregate amount of the Release Amount releasable shall be determined on a pro rata basis.


                               Release Table No. 1

                                                               Aggregate Release
                                                               Amount (Value of
             Pre-Tax Net Income During Performance Period   Escrow Shares Valued
                                                                at the Average
                                                                Closing Price)

Less than $2,000,000....................................                None
Greater than $3,000,000.................................             $2,000,000

         The aggregate amount of the Release Amount releasable to the Stockholders on the Release Date which corresponds to the Second Performance Period will be determined based on the Pre-Tax Net Income as set forth in Release Table No. 2 below. If the Pre-Tax Net Income is between the "less than" and "greater than" amounts, the aggregate amount of the Release Amount releasable shall be determined on a pro rata basis.


                               Release Table No. 2

                                                              Aggregate Release
                                                              Amount (Value of
           Pre-Tax Net Income During Performance Period     Escrow Shares Valued
                                                                at the Average
                                                                Closing Price)

Less than $3,000,000.................................                   None
Greater than $4,000,000..............................                $3,000,000

         Notwithstanding the foregoing, if the Pre-Tax Net Income of the ATI Division is (i) greater than $2,500,000, but less than $3,000,000, with respect to the First Performance Period and (ii) greater than $4,000,000 with respect to the Second Performance Period, then Parent will instruct the Escrow Agent to release to the Stockholders on the Release Date which corresponds to the Second Performance Period in lieu of the Release Amount otherwise releasable pursuant hereto Escrow Shares having an aggregate value equal to (i) $3,000,000, plus
(ii) the amount equal to (A) (x) $3,000,000 less (y) the Pre-Tax Net Income for the First Performance Period, to the extent that such amount does not exceed the amount by which the Pre-Tax Net Income for the Second Performance exceeds $4,000,000, multiplied by (B) 2.0. For purposes hereof, the "Average Closing Price" shall equal $23.9177 per share.

         (b) Parent will determine whether to instruct the Escrow Agent to release the Release Amount to the Stockholders based upon the books and records of the ATI Division (which will be maintained in accordance with generally accepted accounting principles) as soon as practicable after the end of each Performance Period, and Parent will promptly deliver to Ernest H. Lin as a representative of the Stockholders (the "ATI Representative"), appointed pursuant to Section 6 hereof, a letter setting out in reasonable detail the computations made and expressing its opinion that the conditions for the release of the Release Amount have been satisfied in accordance with the requirements hereof. The computations set forth in such letter from Parent will be final and binding on all parties unless the ATI Representative shall have notified Parent in writing within ten (10) days after receipt of such letter that he disagrees with such computations. In such event, if the parties cannot agree on the computations within thirty (30) days after their receipt of such letter, then the Stockholders may retain, at their own expense, an independent public accounting firm (the "Accountants"), which shall have thirty (30) days in which to make its own calculation of Pre-Tax Net Income for the applicable Performance Period. If the calculations of the Accountants differ from that of Parent, then the parties shall negotiate in good faith for a period of ten (10) days to resolve any differences. If the parties are unable to resolve the dispute within such 10 day period, then the matter shall be submitted to an independent public accounting firm selected jointly by Parent and the Accountants within five days after the end of such ten day period. Such independent accounting firm shall then have thirty (30) days in which to make its own calculation of Pre-Tax Net Income for the applicable Performance Period. The cost of any such calculations by such independent accounting firm and the Accountants shall be paid by the Stockholders if its computations result in the Release Amount being the same as or less than that set forth in the letter from Parent or by Parent if such computations result in the Release Amount being greater than that set forth in such letter. Parent and the ATI Representative will instruct the Escrow Agent by delivering to it a Certificate of Instruction as set forth in Section 7 to release to the Stockholders the amount of Release Amount set forth in Parent's letter to the ATI Representative, and any additional amount thereafter agreed upon by the parties or computed by such independent accounting firm (if such computations are made) will be released to Stockholders promptly after delivery of the accountants' report and supplemental Certificates of Instruction. The Stockholders will promptly return to Parent any amount of the Release Amount released to them that is in excess of the Release Amount computed by such independent accounting firm if its computation is less than that set forth in the letter from Parent.

         (c) For purposes hereof, "Pre-Tax Net Income" means the income of the ATI Division before (i) income and deductions not related to primary operations (i.e., gains or losses on disposal of fixed assets and other miscellaneous unrelated items), (ii) taxes based on income, (iii) cumulative effects of accounting changes, (iv) extraordinary items and (v) allocations or charges of expenses to the ATI Division from Parent or any of its subsidiaries or affiliates unless the expense is for funds loaned (other than with respect to the first $5.0 million of intercompany loans which shall not bear interest for purposes of determining Pre-Tax Net Income), services rendered or goods provided in direct relation to the ATI Division's business at a negotiated fair market value price. In addition, for purposes of determining the Pre-Tax Net Income of the ATI Division, one-half (1/2) of the pre-tax net income of Parent or any of its subsidiaries (in each case as customarily determined by Parent) relating directly to the sales of products of Parent or any of its subsidiaries (other than products of the ATI Division) made directly by Mr. Lin or any sales person within the ATI Division shall be included in determining the Pre-Tax Net Income of the ATI Division.

         6. Appointment of ATI Representative. Each Stockholder constitutes and appoints the ATI Representative as his or her true and lawful attorney-in-fact to act for and on behalf of such Stockholder in all matters relating to or arising out of this Agreement, such Stockholder agreeing to be fully bound by the acts, decisions and agreements of the ATI Representative taken and done pursuant to the authority herein granted. Each Stockholder hereby agrees to indemnify and to save and hold harmless the ATI Representative from any liability incurred by the ATI Representative based upon or arising out of any act, whether of omission or commission, of the ATI Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of the ATI Representative that constitute gross negligence or willful misconduct in the exercise by the ATI Representative of the authority herein granted. The death or incapacity of any Stockholder shall not terminate the authority and agency of the ATI Representative. In the event of the resignation of the ATI Representative, the resigning ATI Representative shall appoint a successor either from among the Stockholders or who shall otherwise be acceptable to Parent, the Surviving Corporation and the Escrow Agent, and who shall agree in writing to accept such appointment, and the resigning ATI Representative's resignation shall not be effective until such a successor shall exist. If the ATI Representative should die or become incapacitated, his successor shall be appointed within thirty (30) days of his death or incapacity by a majority of the Stockholders, and such successor either shall be a Stockholder or shall otherwise be acceptable to Parent, the Surviving Corporation and the Escrow Agent. The choice of a successor ATI Representative appointed in any manner permitted above shall be final and binding upon all of the Stockholders. The decisions and actions of any successor ATI Representative shall be, for all purposes, those of the ATI Representative as if originally named herein.

         7.       Certificates of Instruction.

     (a) Within forty (40) days of the end of each Performance Period, Parent and the ATI Representative shall deliver to the Escrow Agent a Certificate of Instruction setting forth the Pre-Tax Net Income of the ATI Division for each such Performance Period and, in the event that Pre-Tax Net Income equals an amount for such Performance Period which permits the release of Escrow Shares in accordance with Section 5 above, directing the Escrow Agent to release to the Stockholders the number of Escrow Shares (together with the pro rata portion of the Share Proceeds, if any) determined in accordance with Section 5 above. In the event there is a disagreement or dispute with respect to the determination of "Pre-Tax Net Income," Parent and the ATI Representative may provide Escrow Agent with one or more supplemental Certificates of Instruction with respect to any resolution of such disagreement or dispute.

     (b) Upon receipt of the Certificate of Instruction, the Escrow Agent shall cause promptly the certificate representing the Escrow Shares to be broken down into ___________ (___) certificates, one of which will represent the Escrow Shares to remain subject to the terms of this escrow and one of each of the other _________ (___) certificates will be issued to each Stockholder for that number of the Escrow Shares to be released multiplied by the Proportionate Interest (as set forth in Column C of Schedule 1 hereto) of each such Stockholder, and thereafter on the Release Date the Escrow Agent shall deliver to the Stockholders the certificates representing the Escrow Shares (together with the pro rata portion of the Share Proceeds, if any) to be released to the Stockholders as provided herein.

     (c) If, on 5:00 p.m. Eastern Standard Time on March 31, 2000, or on such later date which is ten (10) days following the date on which a final determination shall have been made pursuant to sub-subsection 5(b) hereof with respect to the Pre-Tax Net Income and Parent and the ATI Representative shall have provided Escrow Agent with a Certificate of Instruction in respect of such final determination, the Escrow Agent continues to hold any of the Escrow Shares, then the Escrow Agent shall deliver any such shares (together with any Share Proceeds in the Escrow Agent's possession) to Parent, and this Agreement shall thereupon be terminated.

         8. Duties of the Escrow Agent. The acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall fully govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities:

                  (a) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document which the Escrow Agent believes in good faith emanates from both Parent and the ATI Representative of the parties hereto, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Agreement in a representative capacity.

                  (b) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct.

                  (c) The Escrow Agent may consult with, and obtain advice from, independent legal counsel selected by the Escrow Agent in the event of any question as to any of the provisions hereof or its duties hereunder (the cost of obtaining such advice being borne by Parent and the Surviving Corporation), and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

                  (d) The Escrow Agent shall have no duties except those set forth herein, and the Escrow
                           Agent shall not be subject to, or obliged to recognize, any other agreement between, or direction or instruction of, any of the parties hereto unless signed by Parent and the ATI Representative. The Escrow Agent shall not be bound by any notice of a claim, demand or objection with respect to the Escrow Shares or any waiver, modification, termination or rescission of this Agreement, unless received by it in writing signed by Parent and the ATI Representative, and, if its duties herein are materially increased, unless it shall have given its consent thereto.

                  (e) If any dispute arises over disbursement of, or conflicting claims to, the Escrow Shares, then the Escrow Agent may interplead such contested Escrow Shares into a court of proper jurisdiction of its choosing, and thereupon the Escrow Agent shall be fully and completely discharged of its duties as escrow agent with respect to such contested Escrow Shares and Share Proceeds.

         9. Indemnification of the Escrow Agent. Except as otherwise expressly provided by Section 4 hereof, Parent, the Surviving Corporation and the Stockholders jointly and severally agree to indemnify, defend and hold harmless the Escrow Agent from any and all costs, expenses, damages or liability of any kind whatsoever (including reasonable legal fees) arising by virtue of its services as escrow agent hereunder, except for liabilities due to the Escrow Agent's gross negligence or willful misconduct; provided, however, that the Stockholders shall have no obligation to indemnify the Escrow Agent for any costs, expenses, damages or liability arising out of any claims made by the Stockholders.

         10. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered by hand, (b) mailed by registered or certified mail (return receipt requested) or (c) telecommunicated and immediately confirmed both orally and in writing, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered or so telecommunicated or on the third business day following the date on which so mailed, if deposited in a regularly-maintained receptacle for United States mail:

         If to Escrow Agent:

                  Cauthen & Feldman, P.A.
                  215 North Joanna Avenue
                  Tavares, Florida 32778-3200
                  Attn:  William H. Cauthen, Esq.
                  Telecopier:       352-343-7759
                  Telephone:        352-343-2225

         If to the Stockholders:

                  In c/o Mr. Ernest H. Lin
                  Advanced TechCom, Inc.
                  181 Ballardvale Street
                  Wilmington, Massachusetts 01887
                  Telecopier:       978-694-4801
                  Telephone:        978-694-3001

         With a copy to:

                  Goodwin, Procter & Hoar LLP
                  Exchange Place
                  Boston, Massachusetts  021909-2881
                  Attn:  Paul W. Lee, P.C.
                  Telecopier:       617-523-1231
                  Telephone:        617-570-1000

         If to Parent or the Surviving Corporation:

                  Name of Addressee
                  945 E. Paces Ferry Road
                  Suite 2240
                  Atlanta, Georgia 30326
                  Attn: Mr. Mark A. Gergel
                  Telecopier:       404-365-9847
                  Telephone:        404-231-2025

         With a copy to:

                  Rogers & Hardin LLP
                  2700 International Tower
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia 30303
                  Attn: Steven E. Fox, Esq.
                  Telecopier:       404-525-2224
                  Telephone:        404-522-4700

         11. Execution in Counterparts. This Agreement may be executed by facsimile, and may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

         12. Applicable Law. This Agreement shall be construed and governed exclusively by the laws of the State of Delaware, without giving effect to its principles of conflicts of laws.

         13. Amendment. This Agreement may be amended or modified only in a writing signed by all parties hereto; provided, however, that Schedule 1 hereto shall be amended upon Parent's receipt and acceptance of each fully executed Letter of Transmittal which includes a Power of Attorney appointing Ernest H. Lin as Attorney-in-Fact to execute this Agreement on behalf of the ATI Stockholder delivering such Letter of Transmittal, and, upon the receipt and acceptance of such Letter of Transmittal, Parent shall promptly deliver to the Escrow Agent and the ATI Representative such amended Schedule 1 which shall thereupon become a part of this Agreement as though originally included herewith.





                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Agreement or have caused this Agreement to be duly executed under seal on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.

                                       CAUTHEN & FELDMAN, P.A.



                                       By:_____________________________
                                       Its:____________________________


                                       WORLD ACCESS, INC.



                                       By:_____________________________
                                       Its:____________________________

                                       CELLULAR INFRASTRUCTURE SUPPLY, INC.


                                       By:_____________________________
                                       Its:____________________________

                                                 (SEAL)


                                       ERNEST H. LIN, Individually
                                       and as Attorney in Fact for the
                                       Stockholders listed on Schedule 1 hereto

                                SCHEDULE 1


    Column A                     Column B                      Column C
Name and Address of       Liquidation Preference        Proportionate Interest
   Stockholder

EXHIBIT 10.3






                          REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the 29th day of January 1998, by and among WORLD ACCESS, INC., a Delaware corporation (the "Company"), and each of the stockholders of Advanced TechCom, Inc., a Delaware corporation ("ATI"), listed on Schedule 1 hereto (each such person a "Seller" and, collectively, the "Sellers").

         IN CONSIDERATION of the mutual promises and covenants set forth herein, and intending to be legally bound, the parties hereto hereby agree as follows:

1.       RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS

         1.1 Certain Definitions. Any capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Agreement and Plan of Merger dated as of December 24, 1997 to which the Company and certain other persons are parties relating to the merger of Advanced TechCom, Inc., a Delaware corporation, with and into Cellular Infrastructure Supply, Inc., a wholly-owned subsidiary of the Company (the "Merger Agreement"). In addition, the following terms shall have the meanings set forth below:

                  (a) "Holder" shall mean any Seller who holds Registrable Securities and any holder of Registrable Securities to whom the rights conferred by this Agreement have been transferred in compliance with Section 1.2 hereof.

                  (b) "Other Stockholders" shall mean persons who, by virtue of agreements with the Company other than this Agreement, are entitled to include their securities in certain registrations hereunder.

                  (c) "Registrable Securities" shall mean shares of Parent Common Stock issued to the Sellers pursuant to Section 2.1(a)(i)(A) of the Merger Agreement, provided that Registrable Securities shall not include (i) any shares of Parent Common Stock held in escrow pursuant to Section 2.1(b) of the Merger Agreement or (ii) any shares of Parent Common Stock which have previously been registered or which have been sold to the public or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

                  (d) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and applicable rules and regulations thereunder and the declaration or ordering of the effectiveness of such registration statement.

                  (e) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one counsel selected to represent the Holders, which counsel shall be reasonably satisfactory to the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include (i) Selling Expenses, (ii) the compensation of regular employees of the Company, which shall be paid in any event by the Company, and
(iii) blue sky fees and expenses incurred in connection with the registration or qualification of any Registrable Securities in any state, province or other jurisdiction in a registration pursuant to Section 1.3 hereof to the extent that the Company shall otherwise be making no offers or sales in such state, province or other jurisdiction in connection with such registration.

                  (f)  "Restricted   Securities"   shall  mean  any  Registrable
Securities required to bear the legend set forth in Section 1.2(c) hereof.

                  (g) "Rule 144" shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

                  (h) "Rule 145" shall mean Rule 145 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

                  (i) "SEC" shall mean the Securities and Exchange Commission.

                  (j) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

         1.2      Restrictions on Transfer.

                  (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) (A) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act, it being understood that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                  (b)  Notwithstanding  the provisions of subparagraphs  (i) and
(ii) of paragraph (a) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners in accordance with their partnership interests, (B) a limited liability company to its members in accordance with their member interests or
(C) to the Holder's family member or a trust for the benefit of an individual Holder or one or more of his family members, provided the transferee will be subject to the terms of this Section 1.2 to the same extent as if he were an original Holder hereunder.

                  (c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (d) The Company shall be obligated to promptly reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of in compliance with the Securities Act without registration, qualification or legend.

                  (e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal or if the Holder shall request such removal and shall have obtained and delivered to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such legend and/or stop-transfer instructions are no longer required pursuant to applicable state securities laws.

         1.3      Company Registration.

                  (a) Right to Piggyback. If at any time prior to the one year anniversary of the date hereof the Company shall determine to register any of shares of its common stock, $.01 par value per share, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

                           (i)      promptly give to each Holder written  notice
thereof,  which notice  briefly describes the Holders' rights under this Section
1.3 (including notice deadlines); and

                           (ii)  use  its  best   efforts  to  include  in  such
registration (and any related filing
or qualification under applicable blue sky laws), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within ten (10) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company, provided that such Holders shall have requested for inclusion in such registration at least fifty-one (51%) of the aggregate number of the Registrable Securities which have been issued to the Holders prior to the date of such written request. Such written request may specify all or a part of a Holder's Registrable Securities.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

                  Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all Holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section
1.10. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.10. hereof.

         1.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 1.3 hereof shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

         1.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 1.3 hereof, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

                  (a) keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (c) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                  (d) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; provided, however, the Company shall not be obligated to prepare and furnish any such prospectus supplements or amendments relating to any material nonpublic information at any such time as the Board of Directors of the Company has determined that, for good business reasons, the disclosure of such material nonpublic information at that time is contrary to the best interests of the Company in the circumstances and is not otherwise required under applicable law (including applicable securities laws);

          (e) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange and/or included in any national quotation system on which similar securities issued by the Company are then listed or included;

          (f) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         1.6      Indemnification.

          (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company or relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

          (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and (ii) that in no event shall any indemnity under this Section 1.6 exceed the gross proceeds from the offering received by such Holder.

                  (c) Each party entitled to indemnification  under this Section
1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the conduct, statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Indemnifying Party and the Indemnified Party in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     1.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

     1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) make and keep adequate public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

         1.9 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.10 Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and other shares of the Company with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or Other Stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and Other Stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares held by such Holders and Other Stockholders; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or Other Stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and Other Stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and Other Stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and Other Stockholders have been so allocated.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
         SELLERS

     2.1 Representations and Warranties of the Company. The Company represents and warrants to the Sellers as follows:

                  (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Company, or any provision of any material indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

         2.2 Representations and Warranties of the Sellers. The Sellers (jointly and severally) represent and warrant to the Company as follows:

                  (a) The execution, delivery and performance of this Agreement by the Sellers will not violate any provision of law, any order of any court or any agency or government, or any provision of any material indenture or agreement or other instrument to which they or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Sellers.

                  (b) This Agreement has been duly executed and delivered by the Sellers and constitutes the legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

3.       MISCELLANEOUS

         3.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Georgia, as if entered into by and between Georgia residents exclusively for performance entirely within Georgia.

         3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         3.3 Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders of at least fifty-one percent (51%) of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder; provided, however, that Schedule 1 hereto shall be amended upon the Company's receipt and acceptance of each fully executed Letter of Transmittal which includes a Power of Attorney appointing Ernest H. Lin as Attorney-in-Fact to execute this Agreement on behalf of the ATI stockholder delivering such Letter of Transmittal, and, upon the receipt and acceptance of such Letter of Transmittal, the Company shall promptly deliver to the Mr. Lin as representative of the Sellers such amended Schedule 1 which shall thereupon become a part of this Agreement as though originally included herewith.

         3.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated in the stock records of the Company or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at 945 E. Paces Ferry Road, Suite 2240, Atlanta, Georgia 30326, or at such other address as the Company shall have furnished to each Holder in writing, together with a copy to Rogers & Hardin LLP, 2700 International Tower, 229 Peachtree Street, Atlanta, Georgia 30303, Attn: Steven E. Fox, Esq. All such notices and other written communications shall be effective on the date of mailing or delivery.

         3.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

         3.6 Rights; Severability. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.7 Information Confidential. Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

         3.8  Titles  and   Subtitles.   The  titles  of  the   paragraphs   and
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         3.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         3.10 Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia without reference to Georgia's choice of law rules and each of the parties hereto hereby consents to personal jurisdiction in any federal or state court in the State of Georgia.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Agreement or have caused this Agreement to be duly executed under seal on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.



                                       ----------------------------------
                                       ERNEST H. LIN, Individually and
                                       as Attorney in Fact for the
                                       Stockholders Listed on Schedule
                                       1 hereto



                                       WORLD ACCESS, INC.



                                       By:________________________________
                                       Its:_______________________________

EXHIBIT 10.4
                  NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

         THIS NON-COMPETITION AND NON-DISCLOSURE AGREEMENT (the "Agreement") is made and entered into as of the 29th day of January, 1998 by and among CELLULAR INFRASTRUCTURE SUPPLY, INC., a Delaware corporation ("CIS"), WORLD ACCESS, INC., a Delaware corporation ("World Access"), and ERNEST H. LIN ("Lin").

         WHEREAS, World Access is acquiring the entire equity interest of Advanced TechCom, Inc. ("ATI") by means of a merger (the "Merger") of ATI with and into CIS, a wholly-owned subsidiary of World Access, pursuant to that certain Agreement and Plan of Merger dated as of December 24, 1997 to which this Agreement is attached as Exhibit 6.2(i) (the "Merger Agreement"); and

         WHEREAS, ATI is engaged in the business of designing, manufacturing and marketing digital microwave and millimeter wave radio systems (the "Business"); and

         WHEREAS, Lin is a significant stockholder of ATI and prior to the date hereof Lin has served as a director and chief executive officer of ATI, has heretofore been responsible for the management of the Business, and has knowledge of the trade secrets, customer information and other confidential and proprietary information of ATI; and

         WHEREAS, ATI and Lin desire to have World Access acquire the entire equity interest of ATI pursuant to the Merger; and

         WHEREAS, as a result of the Merger, CIS will succeed to the Business and all of the Confidential Information and Trade Secrets (each as hereinafter defined) of ATI; and

         WHEREAS, in order to protect the goodwill of the Business and the other value to be acquired by World Access pursuant to the Merger Agreement for which World Access is paying substantial consideration, World Access and Lin have agreed that the obligation of World Access to consummate the transactions contemplated by the Merger Agreement is subject to the condition, among others, that Lin shall have entered into this Agreement; and

         WHEREAS, World Access has separately bargained and paid additional consideration for the covenants contained herein; and

         WHEREAS, Lin acknowledges that the provisions of this Agreement are reasonable and necessary to protect the legitimate interest of World Access and the goodwill of the Business and other value acquired by it pursuant to the Merger Agreement; and

         WHEREAS, Lin has rendered unique, extraordinary and valuable services to ATI, will continue to render unique, extraordinary and valuable services to CIS by serving as the president of the ATI Division of CIS (the "ATI Division") after the Merger, and will have knowledge of the trade secrets, customers, business plans and other confidential and proprietary information of the ATI Division; and

         WHEREAS, World Access is engaged in the business of manufacturing, repairing, refurbishing, selling and distributing wireline or wireless transmission, switching, or access equipment for telecommunications, data or video applications (the "World Access Business"); and

         WHEREAS, in order to induce World Access to consummate the transactions contemplated by the Merger Agreement, Lin is willing to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties agree as follows:

         1. Definitions. As used in this Agreement, terms defined in the preamble and recitals of this Agreement shall have the meanings set forth therein and the following terms shall have the meanings set forth below:

         (a) "Competitive Business" shall mean any Person engaged in a business the same or substantially similar to the Business of ATI as operated by ATI immediately prior to the Merger.

         (b) "Confidential Information" shall mean the ATI Division's and ATI's customer and supplier lists, marketing arrangements, business plans, projections, financial information, training manuals, pricing manuals, market strategies, internal performance statistics and other competitively sensitive information concerning the ATI Division or ATI which is material to the ATI Division or ATI and not generally known by the public, other than Trade Secrets, whether or not in written or tangible form.

         (c) "Control" shall mean, with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         (d) "Key Employee" shall mean any Person who is employed in a management, executive, supervisory, training, marketing or sales capacity for another Person.

         (e) "ATI Market" shall mean any country in which ATI does business or sells its products.

         (f) "Permitted Activities" shall mean (i) owning not more than 5% of the outstanding shares of publicly-held corporations engaged in a Competitive Business (except for World Access) which have shares listed for trading on a securities exchange registered with the Securities and Exchange Commission or through a national automatic quotation system of a registered securities association, or (ii) serving as an officer, director or employee of CIS or the ATI Division.

         (g) "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any other syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended.

         (h) "Restricted Period" shall mean the period commencing on the date of this Agreement and ending on the date which is three (3) years after the termination of Lin's employment by CIS or by World Access or any of its other subsidiaries for any reason whatsoever.

         (i) "Trade Secrets" shall mean the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula or improvement that is valuable and not generally known to the competitors of CIS, the ATI Division or ATI, whether or not in written or tangible form; provided, however, that the parties hereto hereby expressly acknowledge and agree that nothing in this Agreement or in the foregoing definition shall diminish, restrict or in any way contravene any claims, rights or other protections, whether at law or in equity, provided with respect to trade secrets by the laws of the Commonwealth of Massachusetts or other applicable laws.

         2. No Competing Business. Lin hereby agrees that, during the Restricted Period, except as permitted by Section 5 of this Agreement, Lin will not directly or indirectly own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in (whether as a proprietor, partner, stockholder, director, officer, Key Employee, joint venturer, investor or other participant in) any Competitive Business in any ATI Market, without regard to (A) whether the Competitive Business has its office, manufacturing or other business facilities within any ATI Market, (B) whether any activity of Lin referred to above itself occurs or is performed within any ATI Market, or (C) whether Lin resides, or reports to an office, within any ATI Market.

         3.       No Interference with the Business.

                  3.1 Lin hereby agrees that during the Restricted Period, except as permitted by Section 5 of this Agreement, Lin will not directly or indirectly solicit, induce or influence any customer, supplier, lender, lessor or any other Person which had on the date of this Agreement a business relationship with ATI in any ATI Market, to discontinue or reduce the extent of such relationship with ATI in any ATI Market.

                  3.2 Lin hereby agrees that, during the Restricted Period, except as permitted by Section 5 of this Agreement, Lin will not (i) directly or indirectly recruit, solicit or otherwise induce or influence any Key Employee of ATI who became a Key Employee of the ATI Division to discontinue such employment or agency relationship with the ATI Division, or (ii) employ or seek to employ, or cause any Competitive Business to employ or seek to employ as a Key Employee for any Competitive Business in any ATI Market, any Person who was within six months prior to the date hereof employed by ATI as a Key Employee.

         4.       No Disclosure of Proprietary Information.

                  4.1 Lin hereby agrees that he will not directly or indirectly disclose to anyone, or use or otherwise exploit for his own benefit or for the benefit of anyone other than the ATI Division or CIS, any Trade Secrets for as long as they remain Trade Secrets, except as permitted by Section 5 of this Agreement.

                  4.2 Lin hereby agrees that, during the Restricted Period, he will not directly or indirectly disclose to anyone, or use or otherwise exploit for Lin's own benefit or for the benefit of anyone other than the ATI Division, any Confidential Information, except as permitted by Section 5 of this Agreement.

         5. Permitted Activities. The restrictions set forth in Sections 2, 3 and 4 of this Agreement shall not apply to Permitted Activities or to actions taken by Lin during the time he is employed by CIS to the extent, but only to the extent, that such actions are (i) permitted under his Employment Agreement with CIS entered into pursuant to the Merger Agreement (the "Employment Agreement"), or (ii) required to enforce his rights under his Employment Agreement, or (iii) expressly approved by the Board of Directors of CIS.

         6. Representations and Warranties. Lin represents and warrants that this Agreement constitutes the legal, valid and binding obligation of Lin, enforceable against him in accordance with its terms. Lin represents and warrants that he has no right, title, interest or claim in, to or under any Trade Secrets or Confidential Information.

         7.  Waivers.  Neither  World  Access  nor  CIS  will  be  deemed  as  a
consequence  of  any  act,  delay,  failure,  omission,   forbearance  or  other
indulgences granted from time to time by World Access or CIS, as the case may be, or for any other reason (i) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement, or (ii) to have modified, changed, amended, terminated, rescind, or superseded any of the terms of this Agreement.

         8. Injunctive Relief. Lin acknowledges (i) that any violation of this Agreement will result in irreparable injury to World Access and CIS, (ii) that damages at law would not be reasonable or adequate compensation to the World Access or CIS for violation of this Agreement, and (iii) that World Access and CIS shall each be entitled to have the provisions of this Agreement specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security, as well as to an equitable accounting of all earnings, profits and other benefits arising out of any such violation.

         9. Notices. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods: (i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service requiring acknowledgment of receipt. Any such notice or communication shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

         To World Access or CIS:

                  World Access, Inc.
                  945 East Paces Ferry Road, Suite 2240
                  Atlanta, Georgia  30326
                  Facsimile:  (404) 262-2598
                  Attn:  Chief Executive Officer

         with a copy to:

                  Rogers & Hardin LLP
                  2700 International Tower, Peachtree Center
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia 30303
                  Facsimile:  (404) 525-2224
                  Attn: Steven E. Fox, Esq.

         To Lin:

                  Mr. Ernest H. Lin
                  Advanced TechCom, Inc.
                  181 Ballardvale Street
                  Wilmington, Massachusetts 01887
                  Facsimile:  (978) 694-4801

         With a copy to:

                  Goodwin, Procter & Hoar LLP
                  Exchange Place
                  Boston, Massachusetts  02109-2881
                  Attn:  Paul W. Lee, P.C.
                  Facsimile:  (617) 523-1231

All such notices and communications shall be deemed received (i) upon actual receipt thereof by the addressee, (ii) upon actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt, or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and confirmation of receipt. In the case of notices or communications sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice or communication to the addressee at the address provided for above; provided, however, such mailing shall in no way alter the time at which the facsimile notice or communication is deemed received.

         10. Successors in Interest. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, legal representatives, successors and assigns, and any reference to a party hereto shall also be a reference to any such heir, legal representative, successor or assign.

         11. Number; Gender. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

         12. Captions. The titles and captions contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Sections are references to Sections of this Agreement.

         13. Controlling Law; Integration; Amendment. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia without reference to its choice of law rules. This Agreement and the documents executed pursuant hereto or in connection herewith supersede all negotiations, agreements and understandings among the parties with respect to the subject matter hereof and constitutes the entire agreement among the parties hereto. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

         14. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect. In the event that any provision of this Agreement should ever be deemed to exceed the time, geographic, product or any other limitations permitted by applicable law, then such provision shall be deemed reformed to the maximum extent permitted by applicable law.

         15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

         16. Enforcement of Certain Rights. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto, and their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such Person being deemed a third party beneficiary of this Agreement.

                         [Signatures on following page]

         IN WITNESS WHEREOF, Lin has duly executed and delivered this Agreement, and World Access and CIS have each caused this Agreement to be duly executed and delivered on its behalf by an officer thereunto duly authorized, all as of the date first above written.



                                       -----------------------------------
                                       ERNEST H. LIN




                                       WORLD ACCESS, INC.



                                       By:________________________________
                                       Its:_______________________________



                                       CELLULAR INFRASTRUCTURE SUPPLY, INC.



                                       By:________________________________
                                       Its:_______________________________


Signature Page to
Lin Non-Competition and
Non-Disclosure Agreement

EXHIBIT 23.1


INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 33-77918, 33-47752 and 333-17741) and Form S-3 (No. 333-21079) of
World Access, Inc. of our report dated February 26, 1997 (October 15, 1997 as to Notes 2 and 13, and the last paragraph of Note 5, which express an unqualified opinion and includes an explanatory paragraph referring to certain subsequent events, including entering into an agreement to sub contract certain of Advanced TechCom, Inc.'s manufacturing, raising of additional equity and the receipt of a commitment for additional financing) with respect to the consolidated financial statements of Advanced TechCom, Inc. and Subsidiary (included herein), appearing as part of Item 7(a) in this Current Report on Form 8-K of World Access, Inc.

/S/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 13, 1998

EXHIBIT 99.1




News Release              SUMMARY:       WORLD ACCESS, INC. ACQUIRES
                                         ADVANCED TECHCOM, INC.

                          CONTACT:       Steven A. Odom       Chairman & CEO
                                         Hensley E. West      President  & COO
                                         Mark A. Gergel       Exec. VP  & CFO
                                         (404) 231-2025

FOR IMMEDIATE RELEASE

ATLANTA, GEORGIA - January 30, 1998 - WORLD ACCESS, INC. (NASDAQ: WAXS), announced today that it has completed its acquisition of Advanced TechCom, Inc., ("ATI"), a Wilmington, Massachusetts based designer and manufacturer of digital microwave and millimeterwave radio systems for short and long haul voice, data and/or video applications. Pursuant to the terms of a Merger Agreement, the shareholders of ATI received approximately $10 million worth of World Access common shares in exchange for their ATI shares and World Access has assumed approximately $5 million of ATI debt. In addition, the ATI shareholders have the right to receive additional shares of World Access common stock over the next two years, contingent upon the achievement of certain pre-tax profitability levels by ATI.

Steven A. Odom, Chairman and Chief Executive Officer, said "The acquisition of ATI is in line with the Company's strategy to broaden its offering of wireless switching, transport and access products and fully support its customers as they build new and/or upgrade existing telecommunications networks. ATI is ISO 9001 certified and committed to developing and manufacturing a complete family of high performance, technologically advanced digital radios for the global telecommunications markets. ATI's product lines are offered in a wide range of data rates and frequency bands - - from 1.5 GHz to 38 GHz and DS1/E1 to DS3/E3. ATI has enjoyed considerable success in recent years in selling its products to international customers and establishing relationships that represent significant cross-selling opportunities for other World Access products and services."

"We are pleased that Dr. Ernie Lin, President of ATI, and his staff of industry professionals will continue to manage ATI as a division of World Access. Dr. Lin will report directly to Hatch Graham, President of the Company's Transport and Access Systems Group. During its latest fiscal year, ATI realized approximately $15 million in sales. We are optimistic that World Access' financial strength, extensive U.S. and Latin American telecommunications customer base, advanced digital switching and wireless transmission products and broad range of wireless engineering and electronic manufacturing services will further support ATI's existing business and provide additional sales and profit growth opportunities for both companies."

World Access, Inc. develops, manufactures and markets wireline and wireless switching, transport and access products primarily for the United States, Caribbean Basin and Latin American telecommunications markets. The Company offers digital switches, cellular base stations, fixed wireless local loop systems, intelligent multiplexers, digital loop carriers, microwave and millimeterwave radio equipment and other wireless communications products. To support and complement its product sales,the Company provides its customers with a broad range of design, engineering, manufacturing, testing, installation, repair and other value-added services.